EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                                      among

                                SHOPNOW.COM INC.

                             SHAMU ACQUISITION, INC.

                                       and

                                UBARTER.COM INC.

                          Dated as of January 20, 2000

                                    CONTENTS

ARTICLE I - THE MERGER....................................................................................1
         1.1      The Merger..............................................................................1
         1.2      The Closing.............................................................................2
         1.3      Effective Date and Time.................................................................2
         1.4      Articles of Incorporation of the Surviving Corporation..................................2
         1.5      Bylaws of the Surviving Corporation.....................................................2
         1.6      Directors and Officers..................................................................3
         1.7      Conversion of Shares....................................................................3
                  1.7.1      Exchange Ratio...............................................................3
                  1.7.2      Exchange of Certificates.....................................................6
                  1.7.3      No Fractional Shares.........................................................7
                  1.7.4      No Further Transfers.........................................................7
         1.8      Amendment to Provide for Alternative Merger Structures..................................7
         1.9      Option Grants...........................................................................8

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................8
         2.1      Organization............................................................................9
         2.2      Enforceability..........................................................................9
         2.3      Capitalization..........................................................................9
         2.4      Subsidiaries and Affiliates.............................................................11
         2.5      No Approvals; No Conflicts..............................................................11
         2.6      SEC Documents; Financial Statements.....................................................12
         2.7      Absence of Certain Changes or Events....................................................14
         2.8      Taxes...................................................................................15
         2.9      Property................................................................................18
         2.10     Contracts...............................................................................19
                  2.10.1     Material Contracts...........................................................19
                  2.10.2     Required Consents............................................................20
         2.11     Claims and Legal Proceedings............................................................21
         2.12     Labor and Employment Matters............................................................21
         2.13     Employee Benefit Plans..................................................................22
                  2.13.1     Employee Benefit Plan Listing................................................22
                  2.13.2     Documents Provided...........................................................22
                  2.13.3     Compliance...................................................................23
                  2.13.4     Qualification................................................................24
                  2.13.5     Contributions and Premium Payments...........................................24
                  2.13.6     Related Employers............................................................24
                  2.13.7     Certain Pension Plans........................................................24
                  2.13.8     Post-Termination Benefits....................................................24


                  2.13.9     Parachute Payments...........................................................25
                  2.13.10    Suits, Claims and Investigations.............................................25
                  2.13.11    Payments Resulting from Transactions.........................................25
                  2.13.12    Definitions..................................................................25
         2.14     Intellectual Property...................................................................26
                  2.14.1     General......................................................................26
                  2.14.2     Company Technology...........................................................27
                  2.14.3     Third Party Technology.......................................................27
                  2.14.4     Trademarks...................................................................28
                  2.14.5     Intellectual Property Rights.................................................28
                  2.14.6     Maintenance of Rights........................................................28
                  2.14.7     Third Party Claims...........................................................29
                  2.14.8     Infringement by the Company..................................................29
                  2.14.9     Confidentiality..............................................................29
                  2.14.10    Warranty Against Defects.....................................................30
                  2.14.11    Domain Names.................................................................30
                  2.14.12    Year 2000....................................................................30
                  2.14.13    Participating Developers.....................................................31
         2.15     Corporate Books and Records.............................................................31
         2.16     Licenses, Permits, Authorizations, etc..................................................32
         2.17     Compliance With Laws....................................................................32
         2.18     Insurance...............................................................................32
         2.19     Brokers or Finders......................................................................33
         2.20     Absence of Questionable Payments........................................................33
         2.21     Bank Accounts...........................................................................33
         2.22     Customers and Suppliers.................................................................34
         2.23     Accounts Receivable.....................................................................34
         2.24     Creditors' List.........................................................................34
         2.25     Insider Interests.......................................................................34
         2.26     Compliance With Environmental Laws......................................................35
         2.27     Information Supplied by the Company.....................................................35
         2.28     Full Disclosure.........................................................................36
         2.29     Hart-Scott-Rodino.......................................................................36
         3.1      Organization............................................................................37
         3.2      Enforceability..........................................................................37
         3.3      Securities..............................................................................37
         3.4      No Approvals or Notices Required; No Conflicts With Instruments.........................37
         3.5      Information Supplied by ShopNow.com or Merger Sub.......................................38
         3.6      Full Disclosure.........................................................................38
         3.7      Capitalization..........................................................................39
         3.8      SEC Documents; Financial Statements.....................................................39

         3.9      Compliance With Laws....................................................................40
         3.10     Tax Matters.............................................................................40

ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS OF SHOPNOW.COM AND MERGER SUB............................41
         4.1      Accuracy of Representations and Warranties..............................................41
         4.2      Performance of Agreements...............................................................41
         4.3      Opinion of Counsel for the Company......................................................42
         4.4      Compliance Certificate..................................................................42
         4.5      Material Adverse Change.................................................................42
         4.6      Approvals and Consents..................................................................42
         4.7      Proceedings and Documents; Secretary's Certificate......................................42
         4.8      Non-U.S. Real Property Holding Corporation Affidavit....................................43
         4.9      Compliance With Laws....................................................................43
         4.10     Legal Proceedings.......................................................................43
         4.11     Noncompetition Arrangements.............................................................43
         4.12     Termination of Certain Agreements.......................................................43
         4.13     Exercise or Termination of Stock Purchase Rights; Conversion of
                  Convertible Securities..................................................................44
         4.14     Company Option Plan.....................................................................44
         4.15     Consents to Merger......................................................................44
         4.16     Resignations............................................................................44
         4.17     Tax Clearance Certificates..............................................................45
         4.18     Releases of Liens.......................................................................45
         4.19     Stockholder Approval....................................................................45
         4.20     Affiliate Letters.......................................................................45
         4.21     Voting Agreements.......................................................................45
         4.22     S-4.....................................................................................45
         4.23     Agreements With Certain Stockholders of the Company.....................................45
         4.24     Employment and Consulting Agreements....................................................46
         4.25     Lock-Up Agreements......................................................................46
         4.26     Tax Opinion.............................................................................46
         4.27     No Dissenters Rights....................................................................46
         4.28     Board Actions...........................................................................46

ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY............................................47
         5.1      Accuracy of Representations and Warranties..............................................47
         5.2      Performance of Agreements...............................................................47
         5.3      Compliance Certificate..................................................................47
         5.4      Legal Proceedings.......................................................................47
         5.5      Material Adverse Change.................................................................48


         5.6      Approvals and Consents..................................................................48
         5.7      Compliance With Laws....................................................................48
         5.8      Opinion of Counsel......................................................................48
         5.9      S-4.....................................................................................48
         5.10     Tax Opinion.............................................................................48

ARTICLE VI - COVENANTS....................................................................................49
         6.1      Conduct of Business by the Company Pending the Merger...................................49
         6.2      Access to Information; Confidentiality..................................................51
         6.3      No Alternative Transactions.............................................................51
         6.4      Notification of Certain Matters.........................................................52
         6.5      Further Action; Commercially Reasonable Efforts.........................................53
         6.6      Publicity...............................................................................53
         6.7      Bring-Down Capitalization Schedule......................................................54
         6.8      Execution of All Operative Documents....................................................54
         6.9      Stockholder Approval....................................................................54
         6.10     Preparation of S-4......................................................................54
         6.11     ShopNow.com Common Stock................................................................55
         6.12     Retirement of Indebtedness..............................................................55

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER...........................................................55
         7.1      Termination.............................................................................55
         7.2      Effect of Termination...................................................................56

ARTICLE VIII - GENERAL....................................................................................56
         8.1      Survival................................................................................56
         8.2      Tax Matters - Reorganization Treatment..................................................57
         8.3      Expenses................................................................................57
         8.4      Notices.................................................................................57
         8.5      Severability............................................................................58
         8.6      Entire Agreement........................................................................59
         8.7      Assignment..............................................................................59
         8.8      Parties in Interest.....................................................................59
         8.9      Governing Law; Venue....................................................................59
         8.10     Headings................................................................................59
         8.11     Counterparts............................................................................60
         8.12     Waiver of Jury Trial....................................................................60
         8.13     Amendment...............................................................................60
         8.14     Waiver..................................................................................60

EXHIBITS

   2       --   Company Disclosure Memorandum
   4.3     --   Form of Opinion of Counsel for the Company
   4.8     --   FIRPTA Affidavit
   4.11    --   Form of Confidentiality, Invention Assignment and Non-Raiding
                 Agreement
   4.20    --   Form of Affiliate Letter
   4.21    --   Form of Voting Agreement
   4.24A   --   Form of Employment Agreement
   4.24B   --   Form of Consulting Agreement
   4.25A   --   Form of Lock-Up Agreement between ShopNow.com and White
   4.25B   --   Form of Lock-Up Agreement between ShopNow.com and
                 New Horizons, LP
   5.8     --   Form of Opinion of Perkins Coie

                          AGREEMENT AND PLAN OF MERGER

     Agreement and Plan of Merger ("Agreement") dated as of January 20, 2000, by and among ShopNow.com Inc., a Washington corporation ("ShopNow.com"), Shamu Acquisition, Inc., a Washington corporation and wholly owned subsidiary of ShopNow.com ("Merger Sub") and Ubarter.com Inc., a Nevada corporation (the "Company").

                                    RECITALS

     A. The Company ShopNow.com and Merger Sub believe it advisable and in their respective best interests to effect a merger of the Company and Merger Sub pursuant to this Agreement (the "Merger").

     B. The Board of Directors of the Company have approved this Agreement and the Merger as required by applicable law.

     C. The Boards of Directors of ShopNow.com and Merger Sub have approved this Agreement and the Merger as required by applicable law.

     D. It is intended  that the Merger will qualify as a  reorganization  under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").


                                    AGREEMENT

     In consideration of the terms hereof, the parties hereto agree as follows:

                             ARTICLE I - THE MERGER

1.1  The Merger

     Upon the terms and subject to the conditions hereof, (a) at the Effective Time (as defined in Section 1.3) the separate existence of the Company shall cease and the Company shall be merged with and into Merger Sub (Merger Sub as the surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation") and (b) from and after the Effective Time, the Merger shall have all the effects of a merger under the laws of the state of Washington and the state of Nevada and other applicable law.

1.2  The Closing

     Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place on the earliest practicable business day (the "Closing Date") after the satisfaction or waiver of the conditions set forth in Articles IV and V at 10 a.m. local time at the offices of Perkins Coie LLP, 1201 Third Avenue, 48th Floor, Seattle, Washington, or such other date, time or location as ShopNow.com and the Company shall agree.

1.3  Effective Date and Time

     On the Closing Date and subject to the terms and conditions hereof, articles of merger and a certificate of merger (the "Articles of Merger"), complying with the applicable provisions of the Washington Business Corporation Act ("Washington Law") and the Nevada General Corporation Law ("Nevada Law") and in such form and executed in such manner as required by Washington Law and Nevada Law, shall be delivered for filing with the Secretary of State of the state of Washington (the "Washington Secretary") and the Secretary of State of the state of Nevada (the "Nevada Secretary"). The Merger shall become effective on the date (the "Effective Date") and at the time (the "Effective Time") of filing of the Articles of Merger or at such other time as may be specified in the Articles of Merger as filed. If the Washington Secretary or the Nevada Secretary requires any changes in the Articles of Merger as a condition to filing or issuing its certificate to the effect that the Merger is effective, ShopNow.com, Merger Sub and the Company will execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any material change in the terms of this Agreement.

1.4  Articles of Incorporation of the Surviving Corporation

     At the Effective Time, the Articles of Incorporation of Merger Sub shall be the Articles of Incorporation of the Surviving Corporation; provided, however, that Article I thereof shall be amended to read as follows: "The name of this corporation is Ubarter.com Inc." Thereafter, the Articles of Incorporation of the Surviving Corporation may be amended in accordance with their terms and as provided by law.

1.5  Bylaws of the Surviving Corporation

     At the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation. Thereafter, the Bylaws may be amended or repealed in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by law.

1.6  Directors and Officers

     At the Effective Time, the directors and officers of the Company shall resign and the directors of Merger Sub shall continue in office as the directors of the Surviving Corporation and the officers of Merger Sub shall continue in office as the officers of the Surviving Corporation, and such directors and officers shall hold office in accordance with and subject to the Articles of Incorporation and Bylaws of the Surviving Corporation.

1.7  Conversion of Shares

     1.7.1 Exchange Ratio

     As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

     (a) All shares of any class of capital stock of the Company held by the Company as treasury shares shall be canceled.

     (b) Each issued and outstanding share of common stock, par value $.001 per share, of the Company (the "Company Common Stock") that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive from ShopNow.com a number of shares of ShopNow.com common stock, par value $.001 per share (the "ShopNow.com Common Stock"), determined by dividing (a) the ShopNow.com Base Shares (as defined below) by (b) the Fully Diluted Common Stock Number (as defined below). The quotient derived in Section 1.7.1(b) shall be rounded to three decimal points and shall be referred to herein as the "Exchange Ratio." The "ShopNow.com Base Shares" shall mean the total number of shares of ShopNow.com Common Stock to be issued in the Merger, which shall be equal to the number of shares determined by dividing (a) $44,900,000 by (b) $17.31 (the "Base Price"). The "Fully Diluted Common Stock Number" shall mean the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time on a fully diluted basis, as set forth on Schedule 2.3 to the Company Disclosure Memorandum, which calculation assumes (x) the exercise on a cash or cashless basis, as the case may be, of all outstanding rights, warrants or options, vested or unvested, to acquire Company Common Stock, regardless of restrictions on exercise or conversion and (y) the conversion of all outstanding securities and notes convertible at any time into Company Common Stock (such rights, warrants, notes, options and convertible securities referenced in clauses (x) and (y) being referred to herein as "Stock Purchase Rights"); provided, however, that the term "Fully Diluted Common Stock Number" shall not include (i) the convertible note referenced in that certain letter agreement dated December 9, 1999 between Momentous Inc. Pension and Trust

("Momentous") and the Company (the "Momentous Note"), (ii) that certain Convertible Promissory Note in favor of Alpine Capital LLC ("Alpine Capital") dated August 27, 1999 (the "Alpine Capital Note"), (iii) that certain Convertible Promissory Note, dated December 22, 1999 (the "ShopNow.com Note"), and any (iv) options granted pursuant to that stock option agreement dated July 26, 1999, between Astra Ventures LLC ("Astra Ventures") and the Company that are unexercised as of the Effective Time, provided that such options terminate as of the Effective Time by their terms or by later agreement of Astra Ventures. The shares of ShopNow.com Common Stock so issued shall be referred to herein as the "Closing Shares." The number of shares of ShopNow.com Common Stock to be issued at the Closing to each stockholder under this Section 1.7.1(b) shall be calculated by aggregating all shares of Company Common Stock held by each such stockholder, so that such number of shares of ShopNow.com Common Stock to be issued shall be equal to the number of shares of Company Common Stock held by such stockholder multiplied by the Exchange Ratio, with fractional shares rounded up to the nearest whole number pursuant to Section 1.7.3 hereof.

     (c) The aggregate number of Closing Shares shall be subject to adjustment as follows:

          (i) In the event that any Company Liability (as defined below) exists as of the date that is immediately prior to the Closing Date, the aggregate number of Closing Shares shall be reduced by that number of shares of ShopNow.com Common Stock determined by dividing the dollar amount of the Company Liability by the Base Price. "Company Liability" shall mean all liabilities, debts or obligations, contingent or otherwise, existing as of the Closing Date immediately prior to the Effective Time, the value of which shall not exceed the value of the ShopNow.com Base Shares (as measured by multiplying the Base Price by the number of ShopNow.com Base Shares), including without limitation, all outstanding liability to (1) Astra Ventures, (2) employees of the Company based on change of control provisions in such employees' respective employment agreements, (3) Alpine Capital, (4) Bob Bagga, as an earn-out under a Share Purchase Agreement among Bob Bagga, International Barter Corp. and Barter Business Exchange Inc., dated February 28, 1999 and promissory note dated March 2, 1999 (the "BBE Purchase Agreement and Note"), (5) Momentous and (6) various lessors, lenders and vendors created in connection with the execution of miscellaneous leases and other agreements; provided, however, that Company
Liability shall not include, in each case existing at the Closing, (x) any outstanding indebtedness and accrued interest payable to ShopNow.com pursuant to the ShopNow.com Note, (y) any payables or accrued expenses incurred in the ordinary course of business (provided such payables and accrued expenses do not exceed in the aggregate $225,000) and (z) any non-cash or barter trade dollar liabilities. Any outstanding liability referenced in (1) through (6) above shall be deemed a Company Liability in the event such liability is retired or paid off prior to the Effective Time. The dollar amount of Company Liability shall be reduced by any amounts received by the Company from option holders or warrant holders as a result of the cash exercise of stock options or warrants between the date hereof and the Effective Date. The Company shall cause to be prepared and delivered to ShopNow.com, on the date that is two days immediately prior to the Closing Date, a schedule, certified by the Company's Chief Financial Officer and in form and substance satisfactory to ShopNow.com, as to the dollar amount of the Company Liability, which schedule shall include a break down of the dollar amounts of each liability, debt and obligation comprising the Company Liability.

          (ii) In the event ShopNow.com reasonably determines between the date hereof and March 1, 2000 as a result of its financial due diligence investigation and tax assessment of the Company that the Company and its subsidiaries, taken as a whole, have liabilities or obligations (whether absolute, accrued or contingent) that are not (a) accrued or reserved against in the Company Balance Sheet (as defined in Section 2.6) or reflected in the notes thereto, (b) disclosed in the financial statements of the Company filed as a part of the Company SEC Documents (as defined in Section 2.6) or (c) disclosed in the Company Disclosure Memorandum (as defined in the preamble to Article II) (an "Undisclosed Liability"), then the aggregate number of Closing Shares shall be reduced by that number of shares of ShopNow.com Common Stock determined by dividing the aggregate dollar amount of such Undisclosed Liabilities (up to $1,000,000) by the Base Price. In the event that ShopNow.com's accountants and the Company's accountants disagree as to whether a liability or obligation is an Undisclosed Liability (a "Disputed Liability"), then ShopNow.com and the Company shall cause such accountants to promptly choose an independent financial expert mutually agreeable to the Company's accountants and ShopNow.com's accountants, and such independent financial expert shall determine whether the Disputed Liability is an Undisclosed Liability. The fees of such independent financial expert shall be paid by ShopNow.com, provided, however, that if such independent financial expert determines that the Disputed Liability is an Undisclosed Liability, the amount of such fees shall reduce the number of Closing Shares by treating such amount as if it were an Undisclosed Liability. Undisclosed payables and expenses incurred in the ordinary course of business shall not be deemed Undisclosed Liabilities, provided that such payables and expenses do not exceed $225,000.

     (d) Holders of shares of Company Common Stock who have complied with all the requirements for perfecting dissenters' rights, as required under Nevada Law, shall be entitled to their rights under Nevada Law with respect to such shares (the "Dissenting Shares"). Notwithstanding the foregoing, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent the right to receive the shares of ShopNow.com Common Stock to which such holder is then entitled under this Agreement and Nevada Law, without interest thereon and upon surrender of the certificate representing such shares. Notwithstanding any provision of this Agreement to the contrary, any Dissenting Shares held by a Shareholder who has perfected dissenters' rights for such shares in accordance with Nevada Law shall not be converted into ShopNow Common Stock pursuant to this Section 1.7.1.

     1.7.2 Exchange of Certificates

     (a) As soon as practicable after the Effective Time, ShopNow.com shall cause Continental Stock Transfer & Trust (the "Exchange Agent") to mail to each holder of record of Company Common Stock as of the Effective Time (i) a letter of transmittal (which shall be in customary form and specify that delivery shall be effected, and risk of loss and title to the certificates of Company Common Stock shall pass, only upon delivery of such certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of such certificates in exchange for certificates representing ShopNow.com Common Stock. Upon surrender of a certificate of Company Common Stock for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such certificate shall be entitled to receive in exchange therefor the number of whole shares of ShopNow.com Common Stock to which the holder of Company Common Stock is entitled pursuant to Section 1.7.1 hereof. The certificate so surrendered shall forthwith be canceled. Notwithstanding any other provision of this Agreement, until holders of certificates of Company Common Stock have surrendered them for exchange as provided herein, (i) no dividends or other distributions shall be paid with respect to any shares represented by such certificates, and (ii) without regard to when such certificates are surrendered for exchange as provided herein, no interest shall be paid on any dividends or other distributions. Upon surrender of a certificate of Company Common Stock, there shall be paid to the holder of such certificate the amount of any dividends or other distributions which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of ShopNow.com Common Stock represented by the certificate or certificates issued upon such surrender. If any certificate for ShopNow.com Common Stock is to be issued in a name other than in which the certificate of Company Common Stock surrendered in exchange therefore is registered, it shall be a condition of such exchange that the person requesting such exchange pay any transfer or other taxes required by reason of the issuance of certificates for such shares of ShopNow.com Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. In connection with its undertakings pursuant to this Section 1.7.2, the Exchange Agent shall be entitled to withhold any income taxes as required by the Code.

     (b) The shares of ShopNow.com Common Stock that each stockholder shall be entitled to receive pursuant to the Merger shall be deemed to have been issued at the Effective Time, and no interest shall accrue on any of the Closing Shares.

     1.7.3 No Fractional Shares

     No certificates or scrip representing fractional shares of ShopNow.com Common Stock shall be issued by virtue of the Merger. The aggregate number of shares of ShopNow.com Common Stock a stockholder is entitled to receive pursuant to Section 1.7.1(b) shall be rounded to the nearest whole number of shares, with
 .5 being rounded up.

     1.7.4 No Further Transfers

     After the Effective Time, there shall be no transfers of any shares of Company Common Stock on the stock transfer books of the Surviving Corporation. Any ShopNow.com Common Stock made available to the Exchange Agent and not exchanged for certificates of Company Common Stock within one year after the Effective Time and any dividends and distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing Company Common Stock and unclaimed at the end of such one year period shall be redelivered or repaid by the Exchange Agent to ShopNow.com, after which time any holder of certificates of Company Common Stock who has not theretofore delivered or surrendered such certificates to the Exchange Agent, subject to applicable law, shall look as a general creditor only to ShopNow.com for payment of the ShopNow.com Common Stock and any such dividends or distributions. Notwithstanding any provision of this Agreement, none of ShopNow.com, the Exchange Agent, the Surviving Corporation or any other party hereto shall be liable to any holder of Company Common Stock for any ShopNow.com Common Stock or dividends or distributions delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

1.8  Amendment to Provide for Alternative Merger Structures

     If at any time prior to the Closing Date, ShopNow.com elects to have the Company be the Surviving Corporation or elects to have the Company merge directly into ShopNow.com or to have a different subsidiary of ShopNow.com merge with the Company in a forward or reverse triangular merger, the parties shall promptly enter into an amendment to this Agreement to so provide, so long as such action does not result in a breach of a representation or warranty set forth in Article II, or the inability to satisfy any of the conditions set forth in Articles IV and V hereof.

1.9  Option Grants

     No later than thirty days after the Effective Time, ShopNow.com will act to grant nonqualified stock options (the "New Options") under its Amended and Restated 1999 Non-Officer Stock Option Plan, or such other plan having substantially similar terms as ShopNow.com shall determine in its sole discretion, to acquire an aggregate of 600,000 shares of ShopNow.com Common Stock in the numbers specified and to the members of the management of the Company immediately prior to the Effective Time (the "Management Members") and to employees of the Company immediately prior to the Effective Time (the "Retained Employees"), who have been offered and accepted employment with
ShopNow.com or the Surviving Corporation and commence employment with ShopNow.com or the Surviving Corporation after the Effective Time (with the allocation of such grants among such Management Members and Retained Employees to be mutually acceptable to ShopNow.com and Liad Meidar and Steven White, except that 250,000 of such New Options shall be allocated to Liad Meidar). Such New Options shall have an exercise price of $15.58 per share. One-third of the New Options shall be vested upon the one-year anniversary of the Closing Date, and the remaining balance of the New Options shall vest on a quarterly basis over a period of two years following the one-year anniversary of the Closing Date.

                 ARTICLE II - REPRESENTATIONS AND WARRANTIES OF
                                  THE COMPANY

     Except as is otherwise set forth with appropriate Section references in the Company Disclosure Memorandum attached as Exhibit 2 (the "Company Disclosure Memorandum"), each of which exceptions shall specifically identify or cross-reference the provision of this Article II to which such exception relates, and in order to induce ShopNow.com and Merger Sub to enter into and perform this Agreement and the other agreements and documents attached hereto as exhibits that are required to be completed and/or executed pursuant to this Agreement (collectively, the "Operative Documents"), the Company represents and warrants to ShopNow.com and Merger Sub as of the date of this Agreement and as of the Closing Date as follows in this Article II.

For the purposes of Sections 2.7 through 2.29 of this Article II, the term "Company" shall refer to the Company and all of its subsidiaries.

2.1  Organization

     The Company is a corporation duly organized and validly existing under the laws of the state of Nevada. The Company's subsidiaries are duly organized and validly existing under the laws of the jurisdictions in which they are organized. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Operative Documents delivered by the Company or to which the Company is a party, and to consummate, subject to the approval of the Merger by the stockholders of the Company, the transactions contemplated hereby and thereby. The Company and its subsidiaries are duly qualified and licensed as a foreign corporations to do business and are in good standing in each jurisdiction in which the character of the properties occupied, owned or held under lease or the nature of the business conducted by the Company and its subsidiaries makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, property, business or results of operations of the Company and its subsidiaries, taken as a whole.

2.2  Enforceability

     All corporate action on the part of the Company and its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Operative Documents delivered by the Company or to which the Company is a party, the consummation of the Merger, and the performance of all the Company's obligations under this Agreement and the Operative Documents delivered by the Company or to which the Company is a party, has been taken, subject to the approval of the Merger by the stockholders of the Company. This Agreement and each of the Operative Documents to which the Company is a party, has been duly executed and delivered by the Company and this Agreement is, and each of the Operative Documents delivered by the Company or to which the Company is a party is, a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

2.3  Capitalization

     (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock, par value $.001 per share and 10,000,000 shares of Preferred Stock, none of which shares of Preferred Stock are issued and outstanding.

     (b) The issued and outstanding capital stock of the Company consists solely of 6,077,253 shares of Company Common Stock (collectively, the "Outstanding Shares"). The Outstanding Shares are, and immediately prior to the Closing will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal and state securities laws. True and correct copies of the stock records of the Company showing all issuances of capital stock of the Company since inception have been delivered to ShopNow.com or its counsel.

     (c) As of the date of this Agreement and as of the Closing Date, and except as contemplated by this Agreement, there are no outstanding rights of first refusal or offer, preemptive rights, Stock Purchase Rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or any stockholder of any shares of Company Common Stock or any securities convertible into or exchangeable for shares of Company Common Stock other than
(i) options to purchase up to (A) 679,000 shares of Company Common Stock that have been granted under the Company's 1998 Stock Option Plan (the "Company Option Plan"), (B) 630,000 shares of Company Common Stock that have been granted pursuant to a stock option agreement dated July 26, 1999, between Astra Ventures and the Company, (C) 40,000 shares of Company Common Stock that have been granted pursuant to a stock option agreement between Kevin Andersen and the Company, (ii) 1,333,333 shares of Company Common Stock issuable upon conversion of that certain Convertible Promissory Note dated August 27, 1999 in favor of Alpine Capital LLC (the "Alpine Capital Note"), (iii) 183,333 shares of Company Common Stock issuable upon exercise of that certain warrant dated August 27, 1999 issued to Alpine Capital LLC (the "Alpine Capital Warrant"), (iv) 706,000 shares of Company Common Stock issuable upon exercise of outstanding E Warrants and (v) shares of Company Common Stock issuable upon conversion of the Momentous Note. Set forth on Schedule 2.3 to the Company Disclosure Memorandum is a spreadsheet accurately reflecting the number of options and other Stock Purchase Rights outstanding, the grant or issue dates, vesting schedules and exercise or conversion prices thereof and, in each case, the identities of the holders and an indication of their relationships to the Company (if any exist other than a security holder). The Company has delivered to ShopNow.com or its counsel true and correct copies of the Company Option Plan, all stock option agreements, board resolutions and exercise documentation relating to options granted thereunder and granted to Astra Ventures and Kevin Anderson and all agreements with respect to Stock Purchase Rights. Schedule 2.3 to the Company Disclosure Memorandum also identifies all options, warrants or other Stock Purchase Rights that have been offered in connection with any employee or consulting agreement but that, as of the date hereof, have not been issued or granted.

     (d) Except as contemplated by this Agreement, the Company is not a party or subject to any agreement or understanding and there is no agreement or understanding between any Persons (as defined in Section 2.5) that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company. No stockholder or any affiliate thereof is indebted to the Company, and the Company is not indebted to any stockholder or any affiliate thereof. The Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

     (e) All rights of refusal, co-sale rights and registration rights granted by the Company with respect to the Company Common Stock or Stock Purchase Rights of the Company are described on Schedule 2.3 to the Company Disclosure Memorandum.

     (f) All options, Stock Purchase Rights and shares of Company Common Stock have been granted or issued at fair market value, as determined by the Company's Board of Directors at the date of grant or issuance.

2.4  Subsidiaries and Affiliates

     The Company does not own, directly or indirectly, any ownership, equity, or voting interest in, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

2.5  No Approvals; No Conflicts

     The execution, delivery and performance of this Agreement and the Operative Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby will not

     (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company;

     (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"), except for (i) approval by the stockholders of the Company, (ii) the filing of all documents necessary to consummate the Merger with the Washington Secretary and the Nevada Secretary, (iii) the filing of a premerger notification report and all other required documents by ShopNow.com and the Company, and the expiration of all applicable waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) any filings with the Securities and Exchange Commission (the "SEC") including such reports and information as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act and the rules and regulations promulgated by the SEC under the Exchange Act or the Securities Act and the declaration of the effectiveness of the S-4 (as defined in Section 2.27) by the SEC;

     (c) result in a default under (with or without the giving of notice or lapse of time, or both), or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which its assets are subject;

     (d) result in the creation of any liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances or other adverse claims of interest of any kind (each, an "Encumbrance") upon any assets of the Company or the Outstanding Shares;

     (e) conflict with or result in a breach of or constitute a default under any provision of the Company's Articles of Incorporation or Bylaws, or

     (f) invalidate or adversely affect any permit, license or authorization or status used in the conduct of the Company's business.

2.6  SEC Documents; Financial Statements

     (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since June 8, 1998 (the date the Company first became a reporting Company under the Exchange Act) through the date of this Agreement (collectively, the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the Company SEC Documents (the "Company Financial Statements") complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except as may be indicated in the notes thereto) and fairly presented, in all material respects, the consolidated financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount). There has been no change in the Company's accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Company Financial Statements, except as described in the notes thereto. The balance sheet of the Company as of September 30, 1999 is herein referred to as the "Company Balance Sheet".

     (b) The Company has delivered to ShopNow.com copies of the Company's unaudited consolidated balance sheet as of September 30, 1999, and income statement and statement of cash flows for the period ended September 30, 1999. Such financial statements: (i) are in accordance with the books and records of the Company; (ii) fairly present in all material respects the Company's financial condition at the date therein indicated and the results of operations for the period therein indicated and the results of operations for the period therein specified; and (iii) have been prepared in accordance with GAAP applied on a consistent basis (except for the absence of any footnotes required by GAAP).

     (c) The Company has heretofore furnished to ShopNow.com a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

     (d) The Company and its subsidiaries, taken as a whole, have no liabilities or obligations (whether absolute, accrued or contingent) except (i) liabilities, obligations or contingencies that are accrued or reserved against in the Company Balance Sheet or reflected in the notes thereto or disclosed in the financial statements of the Company filed as a part of the Company SEC Documents, (ii) liabilities, obligations or contingencies that would not have a material adverse effect on the business, operations, prospects or financial condition of the Company, or (iii) additional liabilities, obligations or contingencies reserved against since the date of the Company Balance Sheet that (x) have arisen in the ordinary course of business and (y) are accrued or reserved against on the books and records of the Company and its subsidiaries.

     (e) Except as disclosed in the Company SEC Documents as filed and amended before the date hereof and as contemplated by this Agreement, since

September 30, 1999, no material adverse change in the business, financial condition, results of operations or prospects of Company has occurred.

2.7  Absence of Certain Changes or Events

     Except for transactions specifically contemplated in this Agreement, since the date of the Company Balance Sheet, neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company have:

     (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

     (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any stockholder, officer, director, employee or affiliate of the Company);

     (c) granted any increase in the compensation of directors, officers, employees or consultants;

     (d) suffered any change having a material adverse effect on the Company's business operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects;

     (e) borrowed or agreed to borrow any funds, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) in excess of $10,000 individually or in excess of $20,000 in the aggregate, except liabilities and obligations that are incurred in the ordinary course of business and consistent with past practice, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

     (f) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

     (g) knowingly permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrance;

     (h) purchased or sold, transferred or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible);

     (i) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person without obtaining an appropriate confidentiality agreement from any such Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

     (j) made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or otherwise or made aggregate capital expenditures in excess of $20,000 for additions to property, plant, equipment or intangible capital assets or otherwise;

     (k) made any change in accounting methods or practices or internal control procedure;

     (l) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of Company Common Stock of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

     (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to any of the stockholders or any of the Company's officers, directors or employees or any affiliate of any of the stockholders of the Company or of the Company's officers, directors or employees, except compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year last ended and except for advances for travel and other business-related expenses; or

     (n) agreed, whether in writing or otherwise, to take any action described in this Section 2.7.

2.8  Taxes

     (a) (i) All Tax Returns (as defined below) required to be filed by or on behalf of the Company have been timely filed and all such Tax Returns were (at the time they were filed) and are true, correct and complete in all respects;
(ii) all Taxes (as
defined below) of the Company (whether or not reflected on any Tax Return) have been fully and timely paid; (iii) no waivers of statutes of limitation have been given or requested with respect to the Company in connection with any Tax Returns covering the Company with respect to any Taxes payable by it; (iv) no taxing authority in a jurisdiction where the Company does not file Tax Returns has made a claim, assertion or threat to the Company that the Company is or may be subject to taxation by such jurisdiction, and the Company has never been subject to state taxes (other than payroll taxes that were fully and timely withheld and paid) in any state other than Washington; (v) the Company has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws; (vi) there are no liens with respect to Taxes on any of the Company's property or assets other than liens for current Taxes not yet payable; (vii) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company that could affect the liability for Taxes or the amount of taxable income of the Company for any period (or portion of a period) after the date hereof; and
(viii) any adjustment of Taxes of the Company made by the IRS (as defined below) in any examination that is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

     (b) Neither the Company nor any other Person on behalf of the Company (i) has filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company;
(ii) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (iii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has notice that a governmental authority has proposed any such adjustment or change in accounting method.

     (c) There is no outstanding dispute or claim concerning any Tax liability of the Company, nor to the knowledge of the Company is any such claim or dispute pending. Schedule 2.8 to the Company Disclosure Memorandum lists all Tax Returns filed with respect to the Company for taxable periods ended on or after the Company's inception or the inception of any predecessor that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to ShopNow.com correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since the Company's inception.

     (d) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     (e) The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of a Tax Group (as defined below) filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law) and (ii) does not have any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) or by operation of law or as a transferee or successor by contract or otherwise.

     (f) The unpaid Taxes of the Company (i) did not, as of December 31, 1999, exceed the reserve for Tax liability set forth on the face (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) of the Company Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time and operations in the ordinary course of business through the Closing Date.

     (g) The aggregate net income tax losses (including net operating losses) of the Company have exceeded its taxable income for all periods and there has been no ownership change, as defined in Section 382(g) of the Code (or any comparable provision of state or local or foreign law), with respect to the Company during or after any taxable period in which the Company incurred a net operating loss. The Company has no liability for unpaid income taxes. (including any liability for penalties or interest with respect to such taxes). The Company has never owed income taxes for any tax year (including the portion of the tax year ending on the date hereof).

     (h) All options that the Company has treated as incentive stock options under Section 421 of the Code meet the requirements of Section 422 of the Code.

     As used in this Agreement, the following terms shall have the following meanings:

     "Taxes" means all foreign, federal, state, county or local taxes, charges, fees, levies, imposts, duties and other assessments, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax; and "Tax" means any of the foregoing Taxes.

     "Tax Group" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Company is now or was formerly a member.

     "Tax Returns" means any return, declaration, report, claim or refund, information return, statement or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.9  Property

     (a) The Company owns no real property other than the leasehold interests described on Schedule 2.9(a) to the Company Disclosure Memorandum (the "Real Property"). The Company has delivered to ShopNow.com or its counsel true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property and written summaries of the terms of any oral leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Real Property is subject.

     (b) Schedule 2.9(b) to the Company Disclosure Memorandum contains a complete and accurate list of each item of personal property having a value in excess of $10,000 that is owned, leased, rented or used by the Company (the "Personal Property"); provided that such list need not describe the Technology or the IP Rights (as defined in Sections 2.14.2 and 2.14.5, respectively), listed on Schedule 2.14 to the Company Disclosure Memorandum. The Company has delivered to ShopNow.com true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Personal Property is subject. The gross value of the Company's assets (including the assets of Cascade Trade Association) at the time of the Company's reincorporation as a Nevada corporation did not exceed $500,000.

     (c) The Real Property and the Personal Property include all the properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Personal Property, property rights with an individual value of less than $10,000 and the Technology and IP Rights) reflected in the Company Balance Sheet. The Real Property and the Personal Property include all material property used in the business of the Company, other than the Technology and IP Rights. The Company's offices and other structures and its Personal Property are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and, to the Company's knowledge, comply in all material respects with applicable safety and other laws and regulations.

     (d) The Company's leasehold interest in each parcel of the Real Property is free and clear of all Encumbrances. To the Company's knowledge, each lease of any portion of the Real Property is valid, binding and enforceable in accordance with its terms against the parties thereto and against any other Person with an interest in such Real Property, the Company has performed in all material respects all obligations imposed on it thereunder, and neither the Company nor, to the knowledge of the Company, any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the knowledge of the Company, by any other party. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

     (e) The Personal Property is free and clear of all Encumbrances, and, other than leased Personal Property that is so noted on the list supplied pursuant to
Section 2.9(b), the Company owns such Personal Property. To the Company's knowledge, each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed in all material respects all obligations imposed on it thereunder, and neither the Company nor, to the knowledge of the Company, any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default by the Company or, to the knowledge of the Company, any other party thereunder. The Company has not granted any lease, sublease, tenancy or license of any portion of the Personal Property, except in the ordinary course of business.

2.10 Contracts

     2.10.1 Material Contracts

     As of the date of this Agreement, all of the Company's "material contracts" as such term is defined under Item 601 of Regulation S-K, have been filed under the Exchange Act. Except to the extent that such agreements have expired by their own terms, each agreement disclosed by the Company under the Exchange Act is in full force and effect, except where the failure to be in full force and effect would not have a material adverse affect on the business condition of the Company. None of the parties to any of such agreements have terminated, except when such agreements have expired under their own terms. The Company has provided to ShopNow.com lease documents for any real or personal property in which the amount of payments that the Company is required to make on an annual basis exceeds $20,000 and that have not been filed as an exhibit to any Company SEC Documents. Except as set forth on
Schedule 2.10.1 to the Company Disclosure Memorandum and the Company SEC Documents, the Company has no

     (a) contracts with directors, officers, stockholders, employees, agents, consultants, advisors, salespeople, sales representatives, distributors or dealers that cannot be canceled by the Company within 30 days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

     (b) employment agreement, whether express or implied, or any other agreement for services that contains severance or termination pay liabilities or obligations;

     (c) noncompetition agreement or other arrangement that would prevent the Company from carrying on its business anywhere in the world;

     (d) notice that any party to any material contract intends to cancel, terminate or refuse to renew such contract (if such contract is renewable) or materially modify such contract;

     (e) material dispute with any of its suppliers, material customers, distributors, OEM resellers, licensors or licensees;

     (f) product distribution agreement, development agreement or license agreement as licensor or licensee (except for standard nonexclusive software licenses granted to end-user customers in the ordinary course of business, the form of which has been provided to ShopNow.com, or standard licenses purchased by the Company for off-the-shelf software);

     (g) joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

     (h) instrument evidencing indebtedness for borrowed money by way of a direct loan, sale of debt securities, purchase money obligation, conditional sale or guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Company Financial Statements; and

     (i) agreements or commitments to provide indemnification, except as provided in the Company's Articles of Incorporation, Bylaws and under Nevada Law.

     2.10.2 Required Consents

     The execution and delivery of this Agreement and the performance of the obligations of the Company hereunder will not constitute a default under any material contracts or agreements to which the Company is currently a party or by which the Company currently is bound and do not require the consent or waiver of any other party to any such contract or agreement, except for those consents and/or waivers listed on Schedule 2.10.2 to the Company Disclosure Memorandum, all of which will be obtained on or prior to the Closing.

2.11 Claims and Legal Proceedings

     Except as set forth on Schedule 2.11 and Schedule 2.14 to the Company Disclosure Memorandum, there are no claims, actions, suits, arbitrations, mediations, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. To the knowledge of the Company, except as set forth on Schedule 2.11 and Schedule 2.14 to the Company Disclosure Memorandum, there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation before or by any Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party. Schedule 2.11 to the Company Disclosure Memorandum sets forth a description of any material disputes that have been settled or resolved by litigation or arbitration since the Company's inception.

2.12 Labor and Employment Matters

     There are no material labor disputes, employee grievances or disciplinary actions pending or, to the knowledge of the Company, threatened against or involving the Company or any of its present or former employees. The Company has complied in all material respects with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours. The Company is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company, and the Company has not experienced any work stoppage or other labor difficulty since its incorporation. No collective bargaining agreement is binding on the Company. The Company has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. Each employee, officer and consultant of the Company has executed a nondisclosure agreement in the form provided to ShopNow.com. To the knowledge of the Company, no employee (or person performing similar functions) of the Company is in violation of any such agreement or any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party.

     Schedule 2.12 to the Company Disclosure Memorandum lists (a) the names and current compensation amounts of all directors and officers of the Company; (b) the wage rates for non-salaried and non-officer salaried employees of the Company by classification, and all union contracts (if any); (c) all group insurance programs in effect for employees of the Company; and (d) the names and current compensation packages of all independent contractors and consultants of the Company. The Company is not in default with respect to any of its obligations referred to in clause (b) above and has no, and will not incur any, obligation or liability for severance or back pay owed through or by virtue of the Merger. Except as disclosed on Schedule 2.12 to the Company Disclosure Memorandum, all employees of the Company are employed on an "at will" basis, and are eligible to work and are lawfully employed in the United States.

2.13 Employee Benefit Plans

     2.13.1 Employee Benefit Plan Listing

     Schedule 2.13.1 to the Company Disclosure Memorandum contains a complete and accurate list of all Employee Benefit Plans (as defined below). The Company does not have any agreement, arrangement, commitment or obligation to create, enter into or contribute to any additional Employee Benefit Plan or to modify any existing Employee Benefit Plan. There has been no amendment, interpretation or other announcement or communication (written or oral) by the Company (or any other Person) relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such occurrences or events, could materially increase the expense of maintaining the Employee Benefit Plans above the level of expense incurred with respect thereto for the most recent fiscal year included in the Company Financial Statements. The terms of each Employee Benefit Plan permit the Company to amend or terminate such Employee Benefit Plan at any time and for any reason without penalty or material expense.

     2.13.2 Documents Provided

     The Company has delivered to ShopNow.com true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, copies of the following: (a) the last three annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (b) all summary plan descriptions, summaries of material modifications and material employee manuals and communications filed or distributed with respect to such Employee Benefit Plan during the last three years; (c) all contracts and agreements (and any amendments thereto) relating to such Employee Benefit Plan, including, without limitation, all trust agreements, investment management agreements, annuity contracts, insurance contracts, bonds, indemnification agreements and service provider agreements; (d) all written communications relating to the amendment, creation or termination of such Employee Benefit Plan, or an increase or decrease in benefits, acceleration of payments or vesting or other events that could result in liability to the Company sent or received during the last three years; (e) all correspondence to or from any governmental entity or agency relating to such Employee Benefit Plan sent or received during the last three years; (f) all COBRA (as defined below) and HIPAA (as defined below) forms and notices currently in use; and (g) all coverage and nondiscrimination tests performed with respect to such Employee Benefit Plan for the last three years.

     2.13.3 Compliance

     With respect to each Employee Benefit Plan: (a) such Employee Benefit Plan is, and at all times since inception has been, maintained, administered, operated and funded in all respects in accordance with its terms and in material compliance with all applicable requirements of all applicable laws, statutes, orders, rules and regulations, including, without limitation, ERISA (as defined below), COBRA, HIPAA and the Code; (b) the Company, each fiduciary of such Employee Benefit Plan and all other Persons have, at all times, properly performed all obligations in all material respects, whether arising by operation of law or by contract, required to be performed by any of them in connection with such Employee Benefit Plan; (c) all reports, Tax Returns, information returns and other information and returns relating to such Employee Benefit Plan required to be filed with any governmental entity or agency have been accurately completed and timely and properly filed; (d) all notices, statements, reports and other disclosure required to be given or made to participants in such Employee Benefit Plan or their beneficiaries have been accurately completed and timely and properly disclosed or provided; (e) neither the Company nor any fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law; (f) no transaction or event has occurred or is threatened or about to occur (including, without limitation, any of the transactions contemplated in or by this Agreement or any of the other Operative Documents) that constitutes or could constitute a "prohibited transaction," as defined in Section 4975 of the Code or Section 406 or 407 of ERISA;

and (g) the Company has not incurred, and there exists no condition or set of circumstances in connection with which the Company, ShopNow.com, Merger Sub or any of their affiliates could incur, directly or indirectly, any material liability or expense (except for routine contributions and benefit payments) under ERISA, the Code or any other applicable law, statute, order, rule or regulation with respect to such Employee Benefit Plan or pursuant to any indemnification or similar agreement related to such Employee Benefit Plan.

     2.13.4 Qualification

     No Employee Benefit Plan is intended to be qualified under Section 401(a)

     2.13.5 Contributions and Premium Payments

     All contributions, premiums and other payments due or required to be paid to (or with respect to) each Employee Benefit Plan have been timely paid, or, if not yet due, have been fully reserved for, and specifically identified in, the Closing Balance Sheet.

     2.13.6 Related Employers

     The Company is not, and has never been, a member of (a) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (b) a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, (c) an affiliated service group, within the meaning of
Section 414(m) of the Code, or (d) any other group of Persons treated as a single employer under Section 414(o) of the Code.

     2.13.7 Certain Pension Plans

     The Company does not maintain or contribute to, and has never maintained or contributed to (or been obligated to contribute to), any multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code, any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code or any employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

     2.13.8 Post-Termination Benefits

     Neither the Company nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company, other than (a) continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, and (b) deferred compensation that is accrued as a current liability on the Closing Balance Sheet.

     2.13.9 Parachute Payments

     The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code (or any similar provision of state, local or foreign law).

     2.13.10 Suits, Claims and Investigations

     There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to the knowledge of the Company, is there a basis for any such action, suit or claim. No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the DOL (as defined below) or any other governmental entity or agency, and, to the knowledge of the Company, no such action is contemplated or under consideration by the IRS, the DOL or any other governmental entity or agency.

     2.13.11 Payments Resulting from Transactions

     Except as set forth on Schedule 2.13.11 to the Company Disclosure Memorandum, either the execution and delivery of this Agreement or the other Operative Documents nor the consummation of the transactions contemplated in (or by) this Agreement or the other Operative Documents (either alone or together with any other transaction or event) will (a) entitle any individual to severance pay, unemployment compensation or any other payment from the Company, ShopNow.com, Merger Sub, any of their affiliates or any Employee Benefit Plan,
(b) increase the amount of compensation due to any individual, (c) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, or (d) require the Company, ShopNow.com, Merger Sub or any of their affiliates to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual.

     2.13.12 Definitions

     As used in this Agreement, the following terms shall have the following meanings:

     (a) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     (b) "DOL" means the United States Department of Labor.

     (c) "Employee Benefit Plan" means any retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, contract, arrangement or payroll practice (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, or funded or unfunded, (i) sponsored, maintained or contributed to by the Company or to which the Company is a party, (ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual), or (iii) with respect to which the Company has (or could have) any obligation or liability.

     (d) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (e) "HIPAA" means the Health Insurance Portability and Accountability Act of 1997, as amended.

     (f) "IRS" means the United States Internal Revenue Service.

2.14 Intellectual Property

     2.14.1 General

     The Company owns or is licensed and has all rights that are required to conduct its business as now conducted and as proposed to be conducted in and to the following: (a) all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, development and other tools, content, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, themes, know-how, concepts and other technology that are now, or during the two years prior to the date of this Agreement have been, or currently are proposed to be, developed, produced, used, marketed or sold by the Company (collectively, the "Technology-Related Assets"); and (b) all intellectual property and other proprietary rights in the Technology-Related Assets, including, without limitation, all trade names, trademarks, domain names, service marks, logos, brand names and other identifiers, trade secrets, copyrights and domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, all goodwill associated therewith and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith.

     2.14.2 Company Technology

     Schedule 2.14.2 to the Company Disclosure Memorandum sets forth a list of all products and tools developed, produced, used, marketed or sold by the Company during the two years prior to the date of this Agreement, together with all prior versions, predecessors or precursors to such products or tools (collectively, the "Products"). Except for the Third Party Technologies (as
defined in Section 2.14.3 hereof), the Company owns all right, title and interest in and to the following (collectively, the "Technology"), free and clear of all Encumbrances: (a) the Products, together with any and all codes, techniques, software tools, formats, designs, user interfaces, content related thereto; (b) any and all updates, enhancements, corrections, modifications, improvements and new releases related to the items set forth in clause (a) above; (c) any and all technology and work in progress related to the items set forth in clauses (a) and (b) above; and (d) all inventions, discoveries, processes, designs, trade secrets, know-how and other confidential or proprietary information related to the items set forth in clauses (a), (b), and
(c) above. The Technology, excluding the Third Party Technologies (as defined below), is sometimes referred to herein as the "Company Technology."

     2.14.3 Third Party Technology

     Schedule 2.14.3 to the Company Disclosure Memorandum sets forth a list of all Technology used in the Company's business for which the Company does not own all right, title and interest (collectively, the "Third Party Technologies"), and all license agreements or other contracts pursuant to which the Company has the right to use (in the manner used by the Company, or intended or necessary for use with the Company Technology) the Third Party Technologies (the "Third Party Licenses"), indicating, with respect to each of the Third Party Technologies listed therein, the owner thereof and the Third Party License applicable thereto. The Company has the lawful right to use (free of any material restriction) (a) all Third Party Technology that is incorporated in or used in the development or production of the Company Technology and (b) all other Third Party Technology necessary for the conduct of the Company's business as now conducted and as proposed to be conducted. To the Company's knowledge, all Third Party Licenses are valid, binding and in full force and effect; the Company and, to the knowledge of the Company, each other party thereto has performed in all material respects his, her or its obligations thereunder; and neither the Company nor, to the knowledge of the Company, any other party thereto is in material default thereunder, nor to knowledge of the Company has there occurred any event or circumstance that with notice or lapse of time or both would constitute a default or event of default on the part of the Company or, to the knowledge of the Company, any other party thereto or give to any other party thereto the right to terminate or modify any Third Party License. The Company has not received notice that any party to any Third Party License intends to cancel, terminate or refuse to renew such Third Party License or to exercise or decline to exercise any option or right thereunder.

     2.14.4 Trademarks

     Schedule 2.14.4 to the Company Disclosure Memorandum sets forth a list of all trademarks, trade names, brand names, service marks, logos or other identifiers for the Products or otherwise used by the Company in its business (the "Marks"). The Company has full legal and beneficial ownership, free and clear of any Encumbrances, of all rights conferred by use of the Marks in connection with the Products or otherwise in the Company's business and, as to those Marks that have been registered in the United States Patent and Trademark Office, by federal registration of the Marks.

     2.14.5 Intellectual Property Rights

     Schedule 2.14.5 to the Company Disclosure Memorandum sets forth all patents, patent applications, copyright registrations (and applications therefor) and trademark registrations (and applications therefor) (collectively, the "IP Registrations") associated with the Company Technology and the Marks. The Company owns all right, title and interest, free and clear of any Encumbrances, in and to the IP Registrations, together with any other rights in or to any copyrights (registered or unregistered), rights in the Marks (registered or unregistered), trade secret rights and other intellectual property rights (including, without limitation, rights of enforcement) contained or embodied in the Company Technology and the Marks (collectively, the "IP Rights").

     2.14.6 Maintenance of Rights

     Except as set forth on Schedule 2.14.6 to the Company Disclosure Memorandum, the Company has not conducted its business, and has not used or enforced (or, to the knowledge of the Company, failed to use or enforce) the IP Rights, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the IP Rights or the IP Registrations, and the Company has not taken (or, to the knowledge of the Company, failed to take) any action that would result in the forfeiture or relinquishment of any IP Rights or IP Registrations. Except as set forth in Schedule 2.14.6 to the Company Disclosure Memorandum, the Company has not granted to any third party any rights or permissions to use any of the Technology or the IP Rights. To the knowledge of the Company, except pursuant to reasonably prudent safeguards, (a) no third party has received any confidential information relating to the Technology or the IP Rights and (b) the Company is not under any contractual or other obligation to disclose to any third party any Company Technology.

     2.14.7 Third Party Claims

     Except  as  set  forth  on  Schedule  2.14.7  to  the  Company   Disclosure
Memorandum, (a) the Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company's ownership or rights in the Company Technology or the IP Rights or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (b) all the IP Rights are legally valid and enforceable without any material qualification, limitation or restriction on their use, and the Company has not received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any of the IP Rights; and (c) to the knowledge of the Company, no other person or entity is infringing or misappropriating any part of the IP Rights or otherwise making any unauthorized use of the Company Technology.

     2.14.8 Infringement by the Company

     Except as set forth on Schedule 2.14.8 to the Company Disclosure Memorandum, (a) the use of any of the Technology in the Company's business as now conducted and as currently planned to be conducted does not and will not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; (b) the use of any of the Marks and other IP Rights in the Company's business will not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; and (c) the Company has not received any notice or claim (whether written, oral or otherwise) regarding any infringement, misappropriation, misuse, abuse or other interference with any third party intellectual property or proprietary rights

(including, without limitation, infringement of any patent, copyright, trademark or trade secret right of any third party) by the Company, the Technology or the Marks or other IP Rights, or claiming that any other entity has any claim of infringement with respect thereto.

     2.14.9 Confidentiality

     Except as set forth on Schedule 2.14.9 to the Company Disclosure Memorandum, (a) the Company has not disclosed any source code regarding the Technology to any person or entity other than an employee or consultant of the Company who is under a written nondisclosure agreement; (b) the Company has at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the Technology; (c) neither the Company nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Technology; and (d) the Company has not deposited any source code relating to the Technology into any source code escrows or similar arrangements. If, as disclosed on Schedule 2.14.9 to the Company Disclosure Memorandum, the Company has deposited any source code to the Technology into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

     2.14.10 Warranty Against Defects

     Except as set forth in Schedule 2.14.10 to the Company Disclosure Memorandum, the Technology is free from known material defects and substantially conforms to the applicable specifications, documentation and samples of such Technology.

     2.14.11 Domain Names

     Schedule 2.14.11 to the Company Disclosure Memorandum sets forth a list of all Internet domain names used by the Company in its business (collectively, the "Domain Names"). The Company has, and at the Effective Time the Surviving Corporation will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct the Company's business as it is currently conducted and proposed to be conducted following the Effective Time.

     2.14.12 Year 2000

     Each hardware, software and firmware product used by the Company in its business (collectively, the "Software") accurately processes date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including, without limitation, leap year calculations, without a material decrease in the functionality of the Software. The Software is designed to be used prior to, during and after the calendar year 2000 A.D. and will operate during each such time period without material error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century. Without limiting the generality of the foregoing, the Software (a) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data that represents or references different centuries or more than one century; (b) has been designed to ensure material year 2000 compatibility, including, but not limited to, date data century recognition, calculations that accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and (c) includes "Year 2000 Capabilities," meaning that the Software (i) will manage and manipulate data involving dates, including single century formulas and multicentury formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; (ii) provides that all date-related user interface functionalities and data fields include the indication of century; and (iii) provides that all date-related data interface functionalities include the indication of century.

     2.14.13 Participating Developers

     Schedule 2.14.13 to the Company Disclosure Memorandum contains a complete list of all Participating Developers (as defined below), specifying for each relationship between the Participating Developer and the Company (e.g., employee, contractor, etc.), all dates during which the relationship was in effect and a list of any documents or other items relating to such relationship. The Company has furnished to ShopNow.com or its counsel full and complete copies of such documents and other items identified in Schedule 2.14.13. "Participating Developer" means any person or entity that has, at any time and in any way, participated or contributed to the Development of any IP Rights or any of the Company Technology. "Development" means create, author, design, engineer, invent, modify, discover, reduce to practice or develop. Each Participating Developer has signed a nondisclosure agreement in the form provided to ShopNow.com, and such agreement transfers to the named transferee any and all right, title and interest which the named Participating Developer may have or acquire in and to the IP Rights and the Technology.

2.15 Corporate Books and Records

     The Company has furnished to ShopNow.com or its representatives for their examination true and complete copies of (a) the Articles of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto,
(b) the minute books of the Company, and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the Company's stockholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect in all material respects the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

2.16 Licenses, Permits, Authorizations, etc.

     Except as identified on Schedule 2.16 to the Company Disclosure Memorandum, the Company has received all currently required material governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign (the "Permits"). The Company is in compliance in all material respects with the terms of all Permits, and all the Permits are valid and in full force and effect, and no proceeding is pending, or to the knowledge of the Company, threatened, the object of which is to revoke, limit or otherwise affect any of the Permits. The Company has not received any notifications of any asserted present failure by it to have obtained any Permit, or any past and unremedied failure to obtain such items.

2.17 Compliance With Laws

     Except as described on Schedule 2.17 to the Company Disclosure Memorandum, the business and operations of the Company have been conducted in compliance in all material respects with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees or to the Real Property and the Personal Property, including, without limitation, all such laws, rules, regulations, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters and trading-with-the-enemy matters, except where the failure to so conduct its business and operations would not be reasonably likely to have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, regulations, ordinances, decrees or orders.

2.18 Insurance

     The Company Disclosure Memorandum sets forth a true and correct list of all insurance policies maintained by the Company and includes the policy number, amount of coverage and contact information for each such policy. The Company maintains commercially reasonable levels of (a) insurance on its property (including leased premises) that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the Company's industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

2.19 Brokers or Finders

     The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

2.20 Absence of Questionable Payments

     Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. The Company has reasonable financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company nor, to the Company's knowledge, any current director, officer, agent, employee or other Person acting on behalf of the Company has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all respects with the Foreign Corrupt Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters.

2.21 Bank Accounts

     Schedule 2.21 to the Company Disclosure Memorandum sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access to such safe deposit boxes or accounts.

2.22 Customers and Suppliers

     Schedule 2.22 to the Company Disclosure Memorandum sets forth (a) a complete and accurate list of the customers of the Company accounting for 5% or more of the Company's revenues during the fiscal year last ended and the period ended December 31, 1999, showing the approximate total revenues from each such customer during the fiscal year last ended and the period ended December 31, 1999 and (b) a complete and accurate list of the suppliers of the Company from whom the Company has purchased 5% or more of the goods or services purchased by the Company in the fiscal year last ended and the period ended December 31, 1999. The Company has not received any notice from its customers or suppliers that would cause it, in its reasonable judgment, to expect any material modification to its relationship with any customer or supplier named on such
Schedule 2.22 to the Company Disclosure Memorandum.

2.23 Accounts Receivable

     All accounts receivable of the Company reflected in the Company Balance Sheet ("Accounts"), or existing at the Effective Time, represent sales actually made in the ordinary course of business and were recorded in the Company's books consistent with the presentation applied in the Company Financial Statements for the year ended March 31, 1999. Except as described on Schedule 2.23 to the Company Disclosure Memorandum, the bad debt reserves and sales return allowances reflected in the Company Balance Sheet are adequate. Set forth on Schedule 2.23 to the Company Disclosure Memorandum are a full and complete list and aging study of all Accounts. To the knowledge of the Company, all Accounts existing and remaining unpaid at the Effective Time will be collectible by the Surviving Corporation in the ordinary course of business, consistent with past practice.

2.24 Creditors' List

     Schedule 2.24 to the Company Disclosure Memorandum sets forth a full, complete and accurate list of all creditors of Company, with the amount payable to each such creditor as of the date hereof.

2.25 Insider Interests

     Except as set forth on Schedule 2.25 to the Company Disclosure Memorandum, no stockholder or officer or director of the Company has any interest (other than as a stockholder of the Company) (a) in any Real Property, Personal Property, Technology or IP Rights used in or directly pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. Except as set forth on Schedule 2.25 to the Company Disclosure Memorandum or as contemplated by this Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, stockholders, affiliates or any affiliate thereof. The Company and its officers and directors have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, stockholder, agent, independent contractor, security holder, creditor, consultant or otherwise), other than ownership of capital stock comprising less than 1% of any publicly held company, that presently (i) provides any services, produces and/or sells any products or product lines, or engages in any activity that is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage;
(ii) is a supplier, customer or creditor; or (iii) has any direct or indirect interest in any asset or property (real or personal, tangible or intangible) of the Company or any property (real or personal, tangible or intangible) that is necessary or desirable for the present or currently anticipated future conduct of the Company's business.

2.26 Compliance With Environmental Laws

     Neither the Company nor, to the knowledge of the Company, any other Person (including, without limitation, any previous owner, lessee or sublessee) has treated, stored or disposed of any material amounts of petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on the Real Property, or any real property previously owned, leased, subleased or used by the Company in the operation of its business, in violation of any applicable foreign, federal, state or local statutes, regulations or ordinances, or common law, in each case as in existence at or prior to the Closing. To the knowledge of the Company, there have been no releases of any material amounts of petroleum, petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on, at or from any assets or properties, including, without limitation, the Real Property, owned, leased, subleased or used by the Company in the operation of its business during the time such assets or properties were owned, leased, subleased or used by the Company (or, to the knowledge of the Company, prior to such time), including, without limitation, any releases of any material amounts of petroleum, petroleum products, hazardous waste, hazardous substances, pollutants or contaminants in violation of any law.

2.27 Information Supplied by the Company

     None of the information supplied or to be supplied by the Company or its subsidiaries, auditors, attorneys, financial advisors or other consultants or advisors for inclusion in (i) the registration statement on Form S-4, and any amendment thereto, to be filed under the Securities Act with the SEC by ShopNow.com in connection with the issuance of the ShopNow.com Common Stock in or as a result of the Merger (the "S-4"), or (ii) the proxy statement and any amendment or supplement thereto to be distributed in connection with Company's meetings of stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the S-4, the "Proxy Statement/Prospectus") will, in the case of the Proxy Statement and any amendment or supplement thereto, at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of the meeting of stockholders of the Company to vote upon this Agreement and the transactions contemplated hereby, or, in the case of the S-4, as amended or supplemented, at the time it becomes effective and at the time of any post-effective amendment thereto and at the time of the meeting of stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement/Prospectus or any amendment or supplement thereto or any earlier communication (including the Proxy Statement/Prospectus) to stockholders of the Company with respect to the transactions contemplated by this Agreement.

2.28 Full Disclosure

     Neither this Agreement or the Operative Documents (including, but not limited to, the Company Financial Statements and all information in the Company Disclosure Memorandum and the other Exhibits hereto) contains any untrue statement by the Company of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

2.29 Hart-Scott-Rodino

     The Company is its own ultimate parent entity as defined under the rules and regulations promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"). The Company is not a $10 million person as defined thereunder. The Company is not "engaged in manufacturing" for purposes of the Hart-Scott-Rodino Act.

                 ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
                           SHOPNOW.COM AND MERGER SUB

     In order to induce the Company to enter into and perform this Agreement and the Operative Documents, ShopNow.com and Merger Sub jointly and severally represent and warrant to the Company as follows in this Article III:

3.1  Organization

     ShopNow.com is a corporation duly organized and validly existing under the laws of the state of Washington. Merger Sub is a corporation duly organized and validly existing under the laws of the state of Washington. Each of ShopNow.com and Merger Sub has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. All the issued and outstanding shares of capital stock of Merger Sub are held of record and beneficially by ShopNow.com.

3.2  Enforceability

     All corporate action on the part of ShopNow.com and Merger Sub and their respective officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Operative Documents, the consummation of the Merger and the performance of all their respective obligations under this Agreement and the Operative Documents has been taken or will be taken prior to the Effective Time. This Agreement and each of the Operative Documents has been duly executed and delivered by each of ShopNow.com and Merger Sub, as applicable, and this Agreement and each of the Operative Documents is a legal, valid and binding obligation of each of ShopNow.com and Merger Sub, as applicable, enforceable against each of them in accordance with its terms.

3.3  Securities

     The Closing Shares to be issued pursuant to this Agreement have been, or will be prior to the Effective Time, duly authorized for issuance, and such Closing Shares, when issued and delivered pursuant to this Agreement, shall be validly issued, fully paid and nonassessable.

3.4  No Approvals or Notices Required; No Conflicts With Instruments

     The execution, delivery and performance of this Agreement and the Operative Documents by Merger Sub and ShopNow.com, as applicable, and the consummation by them of the transactions contemplated hereby and thereby will not

     (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to ShopNow.com or Merger Sub;

     (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except (i) compliance with applicable securities laws; (ii) the filing of all documents necessary to consummate the Merger with the Washington Secretary and the Nevada Secretary; (iii) the filing of a premerger notification report and all other required documents by ShopNow.com and the Company, and the expiration of all applicable waiting periods, under the HSR Act; and (iv) any filings with the SEC including such reports and information as may be required under the Exchange Act, the Securities Act and the rules and regulations promulgated by the SEC under the Exchange Act or the Securities Act and the declaration of the effectiveness of the S-4 by the SEC; or

     (c) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of ShopNow.com or Merger Sub.

3.5  Information Supplied by ShopNow.com or Merger Sub

     None of the information supplied or to be supplied by ShopNow.com or its subsidiaries, auditors, attorneys, financial advisors, other consultants or advisors or Merger Sub for inclusion in the S-4 or the Proxy Statement/Prospectus, will, in the case of the Proxy Statement and any amendment or supplement thereto, at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of any meeting of stockholders of the Company to vote upon this Agreement and the transactions contemplated hereby, or in the case of the S-4, as amended or supplemented, at the time it becomes effective and at the time of any post-effective amendment thereto and at the time of the meeting of stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement/Prospectus or any amendment or supplement thereto or any earlier communication (including the Proxy Statement/Prospectus) to stockholders of the Company with respect to the transactions contemplated by this Agreement.

3.6  Full Disclosure

     Neither this Agreement or the Operative Documents contains any untrue statement by ShopNow.com or Merger Sub of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

3.7  Capitalization

     (a) The authorized capital stock of ShopNow.com consists of 200,000,000 shares of ShopNow.com Common Stock, par value $.001 per share, 42,923,035 of which are issued and outstanding as of December 31, 1999, and 5,000,000 shares of Preferred Stock, $.001 par value per shares, none of which are issued and outstanding as of_December 31, 1999. As of December 31, 1999, there are 7,586,112 shares of ShopNow.com Common Stock reserved for issuance upon the exercise of outstanding stock options under the ShopNow.com 1999 Non-Officer Stock Option Plan and 1996 Combined Incentive and Nonqualified Stock Option Plan. The Shares of ShopNow.com Common Stock to be issued pursuant to the Merger in accordance with Section 1.7.1 and the shares of ShopNow.com Common Stock which will be issued upon exercise of the options granted in accordance with
Section 1.9 have been duly and validly authorized, have been reserved for issuance and upon issuance in accordance with the terms hereof or thereof, will be duly authorized, validly issued, fully paid and nonassessable.

3.8  SEC Documents; Financial Statements

     (a) ShopNow.com has filed all forms, reports and documents required to be filed by it with the SEC since September 28, 1999 through the date of this Agreement (collectively, the "ShopNow.com SEC Documents"). As of their respective filing dates, the ShopNow.com SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ShopNow.com SEC Documents, and none of the ShopNow.com SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of ShopNow.com included in the ShopNow.com SEC Documents (the "ShopNow.com Financial Statements") complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and were prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and fairly presented, in all material respects, the consolidated financial position of ShopNow.com and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount). There has been no change in ShopNow.com's accounting policies or the methods of making accounting estimates or changes in estimates that are material to the ShopNow.com Financial Statements, except as described in the notes thereto.

     (b) Except as disclosed in the ShopNow.com SEC Documents as filed and amended before the date hereof and as contemplated by this Agreement, since September 30, 1999, no material adverse change in the business, financial condition, results of operations or prospects of ShopNow.com has occurred. Changes in the trading prices of ShopNow.com Common Stock or a public offering of ShopNow.com Common Stock shall not be deemed material adverse changes under this Agreement.

3.9  Compliance With Laws

     The business and operations of ShopNow.com have been conducted in compliance in all material respects with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees or to its property, including, without limitation, all such laws, rules, regulations, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters and trading-with-the-enemy matters, except where the failure to so conduct its business and operations would not be reasonably likely to have a material adverse effect on the business or financial condition of ShopNow.com and its subsidiaries, taken as a whole. ShopNow.com has not received any notification of any asserted present or past unremedied failure by ShopNow.com to comply with any of such laws, rules, regulations, ordinances, decrees or orders.

3.10 Tax Matters

Solely for tax purposes, ShopNow represents the following:

     (a) It has no present plan or intention to cause Merger Sub to issue, after the Merger, additional shares of Merger Sub stock (or rights to acquire shares of Merger Sub stock) or take any other action that would result in ShopNow.com losing control of Merger Sub, as defined in Section 368(c) of the Code.

     (b) ShopNow.com has no present plan or intention to directly or indirectly (including through a party related to ShopNow.com within the meaning of Treasury Regulation 1.368-1(e)(3)) reacquire any of its stock issued pursuant to the Merger such that the Merger would fail the "continuity of proprietary interest" requirement set forth in Treasury Regulation Section 1.368-1(e).

     (c) It has no present plan or intention to: (i) cause Merger Sub to sell, transfer or otherwise dispose of any of its assets or of any of the assets acquired from the Company except for dispositions made in the ordinary course of business or for the payment of expenses incurred by the Company in connection with the Merger; (ii) liquidate Merger Sub; (iii) merge Merger Sub with or into another corporation including ShopNow or any of its affiliates; or (iv) to sell, distribute or otherwise dispose of the stock of Merger Sub, other than as would be allowed by Section 368(a)(2)(C) of the Code or the corresponding Treasury Regulations.

     (d) It is ShopNow's present plan or intention to cause Merger Sub to continue the Company's historic business or use a significant portion of the Company's historic business assets in a business within the meaning of Treasury Regulation 1.368-1(d).

                ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS
                         OF SHOPNOW.COM AND MERGER SUB

     The obligations of ShopNow.com and Merger Sub to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by ShopNow.com and Merger Sub:

4.1  Accuracy of Representations and Warranties

     The   representations  and  warranties  of  the  Company  contained  herein
(including   applicable   Exhibits  or  Schedules  to  the  Company   Disclosure
Memorandum) and in the

Operative Documents shall have been true and correct in all material respects when made and, except (a) for changes contemplated by this Agreement and the Operative Documents, (b) for representations and warranties qualified by materiality which shall be correct in all respects and (c) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct in all material respects as of the Closing Date, as though made on that date.

4.2  Performance of Agreements

     The Company shall have performed in all material respects all obligations and agreements and complied with all covenants contained in this Agreement or any Operative Document to be performed and complied with by it at or prior to the Closing.

4.3  Opinion of Counsel for the Company

     ShopNow.com shall have received the opinion letter of Dorsey & Whitney LLP, counsel for the Company, dated the Closing Date in the form attached hereto as
Exhibit 4.3.

4.4  Compliance Certificate

     ShopNow.com shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to ShopNow.com, (a) certifying that the conditions to the obligations of ShopNow.com and Merger Sub in Sections 4.1, 4.2, 4.5, 4.6, 4.12, and 4.13 have been fulfilled, and (b) verifying the accuracy of the information contained in the Option Consideration Spreadsheet (as defined below).

4.5  Material Adverse Change

     Since the date of the Company Balance Sheet and through the Closing, there shall not have occurred any change that is or is reasonably likely to be materially adverse to the Company's business, financial condition, operations, properties or prospects. Changes in the trading prices of the Company Common Stock shall not be deemed a material adverse change.

4.6  Approvals and Consents

     All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, including, if applicable, approvals or notices required by the Hart-Scott-Rodino Act, or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

4.7  Proceedings and Documents; Secretary's Certificate

     ShopNow.com shall have received a certificate of the Secretary of the Company, in form and substance reasonably satisfactory to ShopNow.com, as to the authenticity and effectiveness of the actions of the Board of Directors of the Company and the stockholders authorizing the Merger and the transactions contemplated by this Agreement and the Operative Documents. Copies of (a) the Company's Articles of Incorporation, certified by the Nevada Secretary, (b) the Company's Bylaws, certified by the Secretary of the Company, and (c) the resolutions of the Board of Directors of the Company and the stockholders relating to the transactions contemplated by this Agreement and the Operative Documents shall be attached to such certificate.

4.8  Non-U.S. Real Property Holding Corporation Affidavit

     ShopNow.com shall have received from the Company, pursuant to Section 1445 of the Code, a Foreign Investment in Real Property Tax Act Affidavit in the form attached hereto as Exhibit 4.8.

4.9  Compliance With Laws

     The effectiveness of the Merger and the performance by ShopNow.com, Merger Sub, and the Company of their respective obligations pursuant to this Agreement and the Operative Documents shall be legally permitted by all laws and regulations to which ShopNow.com, Merger Sub, the Company and the stockholders of the Company are subject.

4.10 Legal Proceedings

     No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or any Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened that would enjoin, restrain, condition or prevent consummation of this Agreement or any Operative Document.

4.11 Noncompetition Arrangements

     Each of the Management Members and Retained Employees who has been offered and has accepted employment with ShopNow.com shall have executed the ShopNow.com standard form of Intellectual Property Agreement (Confidentiality,

Invention Assignment, Non-raiding and Noncompetition) in the form attached hereto as Exhibit 4.11 and each such agreement shall be in full force and effect on the Closing Date.

4.12 Termination of Certain Agreements

     Any and all rights of refusal, co-sale rights and registration rights for the benefit of the holders of Company Common Stock, or Stock Purchase Rights set forth in the Company Disclosure Memorandum, shall have terminated. The Company shall also terminate the following agreements: (i) the BBE Purchase Agreement and Note, (ii) the Share Pledge Agreement Among International Barter Corp., Bob Bagga and Barter Business Exchange Inc., dated March 2, 1999, (iii) all employment agreements with current Ubarter employees (including, without limitation, those employment agreements with Steven White, Dan Schneider, Dick Mayer, Alan Zimmelman, Kevin Andersen, Robert Benson, Eric Silver, Bob Bagga, Patricia Falus and Cameron Herold and Barbara Ryan), (iii) the Alpine Capital Note and Alpine Capital Warrant (as to registration rights) (iv) the Share Purchase Agreement, dated May 12, 1999, among Mark Thomas, Susan Thomas, the Company and Barter Business Exchange (Windsor), Inc. (as to registration rights) and (v) all agreements with Astra Ventures and Momentous. In addition, the Company shall withdraw its Registration Statement on Form SB-2, as amended.

4.13 Exercise or Termination of Stock Purchase Rights; Conversion of Convertible Securities

     Any and all Stock Purchase Rights (including all options to purchase shares of the Company's Common Stock) and any and all securities and notes convertible at any time into Company Common Stock, vested and unvested, and regardless of restrictions on exercise or conversion, shall have been exercised or converted (for cash or on a cashless basis) for shares of Company Common Stock, or shall have been terminated, as the case may be, immediately prior to the Effective Time.

4.14 Company Option Plan

     The Company shall accelerate the vesting of all options issued and outstanding under the Company Option Plan and shall make such amendments to the Company Option Plan as are reasonably requested by ShopNow.com. The Company shall make all tax withholdings with respect to the exercise of options following such acceleration as required by law and prior to the Effective Time.

4.15 Consents to Merger

     Schedule 2.10.2 to the Company Disclosure Memorandum lists certain agreements, leases, notes or other documents identified in the schedules to the Company Disclosure Memorandum that, by their terms require consent or waiver to consummate the Merger. Unless otherwise set forth in Schedule 2.10.2 to the Company Disclosure Memorandum, the Company shall have received and shall have delivered to ShopNow.com or its counsel written consents to the Merger or waivers, as applicable, from each of the parties (other than the Company) to such agreements, leases, notes or other documents, which consents or waivers, as the case may be, shall be reasonably satisfactory in all respects to ShopNow.com.

4.16 Resignations

     ShopNow.com and Merger Sub shall have received copies of the resignations, effective as of the Effective Time, of all the directors and officers of the Company.

4.17 Tax Clearance Certificates

     The Company shall provide to ShopNow.com tax clearance certificates from those states, including but not limited to Nevada, in which the Company is engaged in business.

4.18 Releases of Liens

     Prior to the Effective Time, except as agreed to in writing by ShopNow.com, the Company shall obtain the release of any and all Encumbrances with respect to any of the Company's assets except for such Encumbrances that are incurred in the ordinary course of the Company's business and are not material.

4.19 Stockholder Approval

     This Agreement and the Merger shall have been approved by the Company's stockholders as required by the Company's Articles of Incorporation and applicable law.

4.20 Affiliate Letters

     The Company shall have delivered or caused to be delivered to ShopNow.com an Affiliate Letter substantially in the form of Exhibit 4.20 from each of those Persons who were, on the date on which the requisite number of consents or votes has been obtained to approve the Merger, "affiliates" of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act.

4.21 Voting Agreements

     Steven White and New Horizons, LP (the "Key Stockholders") shall have executed, concurrently with the execution of this Agreement, and have fulfilled the terms of, voting agreements in the form of Exhibit 4.21.

4.22 S-4

     The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and the Proxy Statement shall not be at the Effective Time subject to any proceedings commenced or threatened by the SEC.

4.23 Agreements With Certain Stockholders of the Company

     ShopNow.com and Astra Ventures shall have entered into an agreement wherein at the Closing, in exchange for the termination of all obligations of the Company to or agreements with Astra Ventures, ShopNow.com shall pay to Astra Ventures $675,000 in cash and that number of shares of ShopNow.com Common Stock determined by dividing $675,000 by $17.31. ShopNow.com and Momentous shall have entered into an agreement wherein at the Closing ShopNow.com shall issue to Momentous a warrant to purchase 20,000 shares of ShopNow.com Common Stock in exchange for the cancellation and retirement of all indebtedness under the Momentous Note. Such warrant shall have a one-year term and an exercise price equal to the closing sales price of ShopNow.com Common Stock as reported on the Nasdaq National Market on the trading day immediately preceding the Effective Time.

4.24 Employment and Consulting Agreements

     ShopNow.com and Liad Meidar shall have entered into an Employment Agreement in substantially the form attached hereto as Exhibit 4.24A. ShopNow.com and Steven White shall have entered into a Consulting Agreement substantially in the form attached hereto as Exhibit 4.24B.

4.25 Lock-Up Agreements

     ShopNow.com shall have entered into Lock-Up Agreements in substantially the form attached hereto as Exhibit 4.25A with Steven White and Liad Meidar. ShopNow.com and New Horizons LP shall have entered into the Lock-Up Agreement in substantially the form attached hereto as Exhibit 4.25B.

4.26 Tax Opinion

     ShopNow.com shall have received an opinion from Perkins Coie LLP to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code. In rendering such opinion, Perkins Coie LLP shall be entitled to rely upon customary representation letters signed by the Company, ShopNow.com and Merger Sub.

4.27 No Dissenters Rights

     Holders of not more than 5% of the outstanding shares of Company Common Stock shall have delivered before the Effective Time timely written notice of such holders' intent to demand payment as dissenting shareholders for such shares in accordance with Nevada Law.

4.28 Board Actions

     The Company shall provide ShopNow.com or its counsel with evidence reasonably satisfactory to ShopNow.com or its counsel that all corporate actions reflected in the minutes of the Company and all stock issuances and options grants have been duly authorized by the board of directors of the Company.

                 ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS
                                 OF THE COMPANY

     The obligations of the Company to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company.

5.1  Accuracy of Representations and Warranties

     The representations and warranties of ShopNow.com and Merger Sub contained herein and in the Operative Documents shall have been true and correct in all material respects when made and, except (a) for changes contemplated by this Agreement and the Operative Documents and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct as of the Closing Date as though made on that date.

5.2  Performance of Agreements

     ShopNow.com and Merger Sub shall have performed in all material respects all obligations and agreements and complied with all covenants contained in this Agreement or any Operative Document to be performed and complied with by them at or prior to the Closing.

5.3  Compliance Certificate

     The Company shall have received a certificate of an officer of ShopNow.com, dated the Closing Date, in form and substance reasonably satisfactory to the Company, certifying that the conditions to the obligations of the Company in Sections 5.1, 5.2, 5.5 and 5.6 have been fulfilled.

5.4  Legal Proceedings

     No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or any Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any Operative Document.

5.5  Material Adverse Change

     Since the date of this Agreement and through the Closing, there shall not have occurred any material change in the business, financial condition, operations, properties or prospects of ShopNow.com. Changes in the trading prices of ShopNow.com Common Stock or a public offering of ShopNow.com Common Stock shall not be deemed material adverse changes under this Agreement.

5.6  Approvals and Consents

     All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary on the part of ShopNow.com and Merger Sub for the consummation of the transactions contemplated hereby, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices on the part of ShopNow.com and Merger Sub referred to in this Agreement shall have been obtained or delivered.

5.7  Compliance With Laws

     The effectiveness of the Merger and the performance by ShopNow.com, Merger Sub and the Company of the obligations hereunder and under the Operative
Documents shall be legally permitted by all laws and regulations to which ShopNow.com, Merger Sub and the Company are subject.

5.8  Opinion of Counsel

     The Company shall have received the opinion letter of Perkins Coie LLP, counsel for ShopNow.com and Merger Sub, dated the Closing Date, in the form of
Exhibit 5.8.

5.9  S-4

     The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and the Proxy Statement shall not be at the Effective Time subject to any proceedings commenced or threatened by the SEC.

5.10 Tax Opinion

     The Company shall have received an opinion from Dorsey & Whitney LLP to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code. In rendering such opinion, Dorsey & Whitney LLP shall be entitled to rely upon customary representation letters signed by the Company, ShopNow.com and Merger Sub.

                             ARTICLE VI - COVENANTS

     Between the date of this Agreement and the Effective Time, the parties covenant and agree as set forth in this Article VI.

6.1  Conduct of Business by the Company Pending the Merger

     Unless ShopNow.com shall otherwise agree in writing, the Company covenants and agrees to conduct the Company's business between the date of this Agreement and the Effective Time in and only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use its reasonable best efforts to preserve intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with, and the goodwill of, customers, suppliers and other Persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of
ShopNow.com:

     (a) amend or otherwise change the Company's Articles of Incorporation or Bylaws;

     (b) except for the issuance of shares of Company Common Stock upon the exercise or conversion of currently outstanding Stock Purchase Rights, issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of (i) any shares of capital stock of any class of the Company, (ii) any assets of the Company, except in the ordinary course of business and in a manner consistent with past practice or (iii) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company;

     (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other securities, property or otherwise, with respect to any of its capital stock;

     (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

     (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $200,000 for the Company taken as a whole; (v) enter into any agreement in which the obligation of the Company exceeds $50,000 or which shall not terminate or be subject to termination for convenience within 30 days following execution; (vi) license any Technology or IP Rights; or (vii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

     (f) enter into or amend any employment, consulting or agency agreement, or increase the compensation payable or to become payable to its officers, employees, agents or consultants, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any Employee Benefit Plan, collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, benefit or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

     (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting methods, policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

     (h) make any Tax election or settle or compromise any Tax liability;

     (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

     (j) take any action that would or is reasonably likely to result in any of the representations or warranties of the Company set forth in this Agreement being untrue in any material respect, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Merger specified in Article IV not being satisfied; or

     (k) agree to do any of the foregoing.

6.2  Access to Information; Confidentiality

     From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees and agents of the Company to, afford the officers, employees and agents of ShopNow.com access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and shall furnish ShopNow.com with all financial, operating and other data and information as ShopNow.com , through its officers, employees or agents, may reasonably request. From the date hereof until the Effective Time, the Company shall provide ShopNow.com with monthly and other financial statements of the Company as they become available internally at the Company, all of which financial statements shall fairly present the financial position and results of operations of the Company as of the dates and for the periods therein specified. No investigation pursuant to this Section 6.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. The parties shall continue to comply with and to perform their respective obligations under the Mutual Nondisclosure Agreement between ShopNow.com and the Company entered into as of December 17, 1999.

6.3  No Alternative Transactions

     (a) Unless this Agreement shall have been terminated in accordance with its terms, the Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any material portion of the assets of, or any equity interest in, the Company or any business combination with the Company (an "Alternative Transaction"), or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company shall notify ShopNow.com promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to ShopNow.com, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill (e.g., agreement not to invest in or seek change of control of the Company) agreement to which the Company is a party. Notwithstanding the foregoing, in the event the Company receives a bona fide offer or proposal from any third party regarding an Alternative Transaction (an "Offer") the Company may accept such Offer (after complying with Section 6.3(b) below) if the board of directors of the Company reasonably determines after due consideration of the factual basis and the advice of counsel experienced in such matters that such action is required by law; provided, however, that any such action by the Company shall be deemed a breach of this Section 6.3 for purposes of determining whether the Company must pay the Termination Fee described in Section 7.2.

     (b) In the event the Company receives an Offer as described in the last sentence of Section 6.3(a), then the Company shall, prior to accepting such Offer or entering into any definitive agreement with respect to the Offer, notify ShopNow.com in writing of: (a) all of the terms and conditions of such Offer (which notice shall include a copy of any term sheets and proposed definitive agreements reflecting such terms and conditions and include the identity of the third party or parties making the

Offer); (b) the Company's intention of accepting the Offer on such terms and conditions; and (c) the Company's agreement to enter into a proposed Alternative Transaction with ShopNow.com on terms and conditions substantially similar to those set forth in the Offer (a "Notice of Offer"). ShopNow.com will have 10 days from the receipt of such Notice of Offer (the "Exclusivity Period") to deliver written notice to the Company of ShopNow.com's acceptance of the Company's offer to enter into an agreement with the Company providing for a Alternative Transaction on terms and conditions substantially similar to those set forth in the Notice of Offer (a "Notice of Acceptance"); provided, however, that to the extent that the consideration being offered to the Company in the Offer consists of property other than cash or securities, then ShopNow.com's acceptance shall, in lieu of such noncash property or securities, provide for the payment of other consideration to the Company of substantially equivalent fair market value. The Company agrees that it will not accept any Offer, enter into any definitive agreement providing for, or otherwise consummate any Alternative Transaction with any third party other than ShopNow.com until the expiration of the Exclusivity Period. If ShopNow.com delivers a Notice of Acceptance to the Company prior to the expiration of the Exclusivity Period, then ShopNow.com and the Company shall, within 20 days following receipt of the Notice of Acceptance, enter into an agreement, on final terms and conditions to be negotiated in good faith between them, providing for a Alternative Transaction on the terms and conditions provided for in the Notice of Offer and Notice of Acceptance.

6.4  Notification of Certain Matters

     Each party shall give prompt notice to the other parties of (a) the occurrence or nonoccurrence of any event that would be reasonably likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available to the parties hereunder.

6.5  Further Action; Commercially Reasonable Efforts

     Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using commercially reasonable efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Operative Documents, each party to this Agreement shall use commercially reasonable efforts to promptly take all such action. After the Closing, each party hereto, at the request of and without any further cost or expense to the other parties, shall take any further actions reasonably necessary or desirable to carry out the purposes of this Agreement or any Operative Document, to vest in the Surviving Corporation full title to all properties, assets and rights of the Company and to effect the issuance of the Closing Shares pursuant to the terms and conditions hereof.

6.6  Publicity

     No party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby other than the issuance by ShopNow.com of a press release announcing this Agreement and the transactions contemplated hereby or as required by law. Any party who is required by law to make any such disclosure must provide notice in advance of the disclosure to all other parties. Such notice shall contain (a) the contents of the proposed disclosure; (b) the reasons that the party contemplating disclosure believes that disclosure is required by law; and (c) the proposed time and place of such disclosure.

6.7  Bring-Down Capitalization Schedule

     No later than three days prior to the Closing, the Company shall deliver to ShopNow.com an updated version of Schedule 2.3 to the Company Disclosure Memorandum (Capitalization). The updated Schedule 2.3 shall be deemed an amendment to Schedule 2.3 attached hereto.

6.8  Execution of All Operative Documents

     Each party shall execute at or prior to the Closing each Operative Document to which he, she or it is a party.

6.9  Stockholder Approval

     The Company will call a special Stockholders Meeting as soon as practicable but in no event later than 30 days after the Form S-4 is declared effective by the SEC to submit this Agreement, the Merger and related matters for the consideration and approval of the Company's Stockholders ("Company Stockholders Meeting"). Such approval will be recommended by the Company's Board of Directors, subject to the fiduciary obligations of its directors. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.

6.10 Preparation of S-4

     The Company will as promptly as practicable provide to ShopNow.com and its counsel for inclusion within the Proxy Statement/Prospectus and the S-4 in a form reasonably satisfactory to ShopNow.com and its counsel, such information concerning the Company, its operations, capitalization, technology, share ownership and other information as ShopNow.com or its counsel may reasonably request. By February 15, 2000, or as soon as practicable thereafter, ShopNow.com and the Company shall prepare and file with the SEC the Proxy Statement and any other documents required by the Exchange Act in connection with the Merger, and ShopNow.com shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a part of the prospectus. Each of ShopNow.com and the Company shall use its commercially reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Prior to the effective date of the S-4, ShopNow.com shall also take any action required to be taken under any applicable federal or state securities or blue sky laws in connection with the issuance of the ShopNow.com Common Stock in the Merger. The Company agrees that the Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of all applicable laws, including the provisions of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation is made by the Company with respect to information supplied by ShopNow.com specifically for inclusion therein. ShopNow.com agrees that the S-4 and the Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of all applicable laws including the provisions of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation is made by ShopNow.com with respect to information supplied by the Company specifically for inclusion therein.

6.11 ShopNow.com Common Stock

     ShopNow.com agrees to authorize for listing on the Nasdaq National Market the shares of ShopNow.com Common Stock comprising the Closing Shares by filing with the Nasdaq National Market a Notification of Listing of Additional Shares (or such other form as may be required by the Nasdaq National Market) as soon as reasonably practicable after the Closing or otherwise in accordance with the rules and regulations of the Nasdaq National Market.

6.12 Retirement of Indebtedness

     Immediately prior to the Effective Time, ShopNow.com agrees to pay off all outstanding indebtedness of the Company under the Alpine Capital Note.

                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

7.1  Termination

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding approval of this Agreement by the stockholders):

     (a) by mutual written consent of the Company and ShopNow.com;

     (b) by either the Company or ShopNow.com, if the Merger has not been consummated by June 22, 2000; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     (c) by either the Company or ShopNow.com, if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining ShopNow.com, Merger Sub or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

     (d) by the Company, in the event of a material breach by ShopNow.com or Merger Sub of any representation, warranty or agreement contained herein that has not been cured or is not curable by June 22, 2000; or

     (e) by ShopNow.com, in the event of a material breach by the Company of any representation, warranty or agreement contained herein that has not been cured or is not curable by June 22, 2000.

     (f) by either ShopNow.com or the Company upon written notice to the other party, in the event that the Undisclosed Liability as determined in accordance with Section 1.7.1(c)(ii) exceeds $1,000,000 and the parties are unable to agree within 15 days after the date such Undisclosed Liability is determined to any adjustment to the Closing Shares.

7.2  Effect of Termination

     (a) Except as specifically provided in this Section 7.2, in the event of the termination of this Agreement pursuant to Section 7.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful breach hereof.

     (b) If ShopNow.com shall terminate this Agreement pursuant to (i) Section 7.1(b) by reason of the Company's failure or inability to satisfy the conditions to the Merger or (ii) Section 7.1(e) by reason of the Company's breach of the covenants contained in Sections 6.1, 6.3 or 6.6 (a "Breakup Termination"), and the Company consummates an Alternative Transaction on or before the one-year anniversary of such termination, the Company shall: (i) pay to ShopNow.com upon the closing of the Alternative Transaction a termination fee (the "Termination Fee"), equal to 20% of the aggregate value of cash and non-cash consideration (including the assumption of any liabilities of the Company) received and to be received by the Company and/or its stockholders in respect of such Alternative Transaction in excess of $45 million.

                             ARTICLE VIII - GENERAL

8.1  Survival

     All representations and warranties contained in this Agreement or in the Operative Documents or in any certificate delivered pursuant hereto or thereto shall terminate upon the Effective Time. The covenants and agreements contained in this Agreement shall survive and continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

8.2  Tax Matters - Reorganization Treatment

     Solely for tax purposes and except as otherwise required by law, ShopNow.com shall, and shall cause Merger Sub and the Company to: (a) report the Merger as a reorganization under Section 368(a)(1) of the Code on all applicable U.S. federal, state and local Tax Returns (as defined in Section 2.8) and (b) keep records and file in connection with their respective U.S. federal and state Tax Returns all such information as may be required by Treasury Regulation
Section 1.368-3.

8.3  Expenses

     If the transactions contemplated by this Agreement are not consummated, each party shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the Operative Documents (including legal and accounting fees and expenses); provided, however, that the attorneys' fees and expenses of the prevailing party in any action brought hereunder shall be paid by the other party to such action. If the transactions contemplated by this Agreement are consummated, ShopNow.com will pay the reasonable fees and expenses of the Company and the Key Stockholders incident to the negotiation, preparation and execution of this Agreement and the Operative Documents (other than the costs and expenses of the attorneys, accountants and other representatives of the Key Stockholders in excess of $10,000, which excess expenses shall remain the responsibility of the Key Stockholders). The stockholders of the Company shall pay any and all brokerage or finders' fees or agents' commissions or any similar charges incurred in connection with the Merger and set forth on Schedule 2.19 to the Company Disclosure Memorandum.

8.4  Notices

     Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

         TO SHOPNOW.COM OR MERGER SUB:

                  ShopNow.com Inc.
                  411 First Avenue South, Suite 200 North
                  Seattle, Washington 98101
                  Fax: (206) 223-2324
                  Attention: Alan D. Koslow

         with a copy to:

                  Perkins Coie LLP
                  1201 Third Avenue, 48th Floor
                  Seattle, Washington 98101-3099

                  Fax: (206) 583-8500
                  Attention: Edmund Belsheim

         TO THE COMPANY:

                  Ubarter.com Inc.
                  2815 2nd Avenue Suite 500
                  Seattle, WA  98121
                  Fax:  (206)239-2729
                  Attention:  Steven M. White

         with a copy to:

                  Dorsey & Whitney LLP
                  U.S. Bank Building Center
                  1420 Fifth Avenue, Suite 400
                  Seattle, WA 98101
                  Fax:  (206) 903-8820
                  Attention:  Michael Brown

8.5  Severability

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

8.6  Entire Agreement

     This Agreement, the Operative Documents, that certain Non-Disclosure Agreement dated on or about December 17, 1999, and the ShopNow.com Note, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof (including, without limitation, the Letter of Intent, dated

December 20, 1999, between ShopNow.com, the Company, and the Key Stockholders).

8.7  Assignment

     This Agreement shall not be assigned by operation of law or otherwise; provided, however, that Merger Sub's rights and obligations may be assigned to and assumed by ShopNow.com or any other corporation wholly owned (directly or through intermediate wholly owned subsidiaries) by ShopNow.com.

8.8  Parties in Interest

     This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.9  Governing Law; Venue

     This Agreement shall be governed by, and construed in accordance with, the laws of the state of Washington applicable to contracts executed in and to be performed in that state. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement (except to the extent provisions of Nevada Law apply to the Merger).

8.10 Headings

     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8.11 Counterparts

     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.12 Waiver of Jury Trial

     Each of ShopNow.com, the Company and Merger Sub hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the transactions contemplated hereby or the actions of such parties in the negotiation, administration, performance and enforcement hereof.

8.13 Amendment

     This Agreement may not be amended except by an instrument in writing signed by ShopNow.com, Merger Sub and the Company.

8.14 Waiver

     At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.





                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement and Plan of Merger as of the date and year first above written.

                                      SHOPNOW.COM INC.


                                      ------------------------------------------

                                      Name -------------------------------------

                                      Its  -------------------------------------


                                      SHAMU ACQUISITION, INC.


                                      ------------------------------------------

                                      Name -------------------------------------

                                      Its  -------------------------------------


                                      UBARTER.COM INC.


                                      ------------------------------------------

                                      Name -------------------------------------

                                      Its  -------------------------------------

                                   EXHIBIT 4.3

                     OPINION OF COUNSEL TO UBARTER.COM INC.


     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada. The Company has all necessary corporate power and corporate authority to own, operate and lease its properties and to conduct its business as now conducted as described in the Prospectus/Proxy Statement.

     2. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement . The Merger Agreement has been duly authorized, executed and delivered by the Company.

     3. The Merger Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to qualifications.

     4. Neither the execution and delivery by the Company of the Merger Agreement nor the consummation by the Company of the Merger contemplated therein nor the performance by the Company of its obligations thereunder and the consummation of the Merger will (a) constitute a violation of any federal, Nevada or Washington state statute, regulation or rule having the force of law,
(b) cconstitute a material default (or with the provision of notice or lapse of time or both would constitute a maertial default) under the provisions of any agreement included as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended March 31, 1999, or by any report filed with the SEC subsequent thereto or as set forth in Schedule 2.10.1 to the Company Disclosure Memorandum, to which the Company is a party or to which the Company or its properties is bound or affected, or (c) violate the Articles or Bylaws of the Company.

     5. The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, $.001 par value per share. All the shares of the Company's capital stock issued and outstanding immediately prior to the Effective Time are duly authorized, validly issued, nonassessable and fully paid. To our knowledge, except as set forth in
Section 2.3 of the Merger Agreement and Schedule 2.3(c) to the Disclosure Memorandum, and based solely on a review of copies of the Company's capitalization records and minute book and a certificate from Company officers, there are no outstanding rights of first refusal or offer, preemptive rights, Stock Purchase Rights or other agreements for the purchase or acquisition from the Company of any additional shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, and the Company is not committed to issue or grant any such rights, Stock Purchase Rights or other agreements.

     6. To our knowledge, there is no legal or governmental proceeding pending or threatened to which the Company is a party that we believe is likely to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Merger Agreement.

     7. To our knowledge, no authorization of any domestic governmental or regulatory authority is required for the execution and delivery of the Merger Agreement on behalf of the Company or for the Merger, except such as have been obtained, other than compliance with applicable securities laws, the filing of the Articles of Merger with the Nevada Secretary of State and the filing of the Agreement of Merger with the Washington Secretary of State, together with an officers' certificate executed by Purchaser and an officers' certificate executed by the Company, as contemplated by Section 1.3 of the Merger Agreement and as required by Nevada Law and Washington Law.

     8. Subject to the filing of the Articles of Merger with the Nevada Secretary of State and the filing of the Agreement of Merger with the Washington Secretary of State, together with an officers' certificate executed by Purchaser and an officers' certificate executed by the Company, the Merger shall become effective under Nevada law on the date and at the time set forth in the Agreement of Merger.

                                   EXHIBIT 4.8

              NOTICE OF NON-U.S. REAL PROPERTY HOLDING CORPORATION STATUS PURSUANT TO TREASURY REGULATION SECTION 1.897-2(h)(2)


     Pursuant to an Agreement and Plan of Merger among ShopNow.com Inc., a Washington corporation ("ShopNow.com"), Shamu Acquisition, Inc., a Washington corporation and wholly owned subsidiary of ShopNow.com ("Merger Sub") and Ubarter.com Inc., a Nevada corporation (the "Company"), dated as of January __, 2000 (the "Merger Agreement"), the Company will merge with and into Merger Sub, with Merger Sub being the surviving corporation (the "Merger"). In the Merger, all of the treasury shares of the Company will be cancelled, all of the outstanding capital stock of the Company and options to acquire capital stock of the Company will be automatically converted into the right to receive shares of ShopNow.com, and all of the outstanding shares of Merger Sub will be automatically converted into shares of the Company.

     Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. Real Property Interest (as that term is defined in Section 897(c)(1)(A)(ii) of the Code) must withhold tax if the transferor is not a U.S. person. In order to confirm that the ShopNow.com, as transferee, is not required to withhold tax upon the receipt of the Company's capital stock in the Merger, the undersigned hereby certifies as follows:

     1. The capital stock of the Company to be received by ShopNow.com pursuant to the Merger Agreement does not constitute a U.S. Real Property Interest;

     2. The determination in Paragraph 1 above is based on a determination by the Company that the Company is not and has not been a U.S. Real Property Holding Corporation (as that term is defined in Section 897(c)(2) of the Code) during the five-year period preceding the date of this Notice, as indicated below;

     3. the Company is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations);

     4. the Company's U.S. employer identification number is 91-1739746;

     5. the Company's office address is 21400 International Blvd. #207, Seattle, WA 98198; and

     6. the Company hereby authorizes ShopNow.com to file this notice in its behalf with the Internal Revenue Service within 30 days after the date this notice is delivered to ShopNow.com.

     This Notice is made in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2). the Company understands that any false statement contained herein could be punished by fine, imprisonment or both.

     Under penalties of perjury, the undersigned officer hereby declares that he has examined this notice and, to the best of his knowledge and belief, it is true, correct and complete, and the undersigned officer further declares that he has authority to sign this document on behalf of the Company.

                                           Ubarter.com Inc.

Dated: -------------, 2000                 By: --------------------------------

                                           Title: -----------------------------






                     [SIGNATURE PAGE TO FIRPT CERTIFICATE]

----------------, 2000

Assistant Commissioner (International)
Director, Officer of Compliance
OP:I:C:E:  666
950 L'Enfant Plaza South, S.W.
COMSTAT Building
Washington, D.C.  20024

     Re:  Notice of Non-U.S. Real Property Holding Corporation Status

Ladies and Gentlemen:

     This  Certificate  is  being  provided  by  Ubarter.com,   Inc.,  a  Nevada
corporation ("the Company"), pursuant to the requirements of Treasury Regulation
Section 1.897-2(h)(2).

     The attached Notice of Non-U.S. Real Property Holding Corporation Status Pursuant to Treasury Regulation Section 1.897-2(h)(2) was not requested by a foreign interest holder. Such Notice was requested by ShopNow.com, a Washington corporation ("ShopNow.com"), the transferee of the stock of the Company. The Company is located at 21400 International Blvd. #207, Seattle, WA 98198. The Company's Taxpayer Identification Number is 91-1739746.

     The interests in question, shares of the Company capital stock to be received by ShopNow.com pursuant to an Agreement and Plan of Merger, are not U.S. Real Property Interests, as that term is defined in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended.

     Under penalties of perjury, the undersigned officer hereby declares that he has examined this Certificate and the attachment Notice and, to the best of his knowledge and belief, they are true, correct and complete, and the undersigned officer further declares that he has authority to sign this document on behalf of the Company.

                                           Ubarter.com Inc.

Dated: -------------, 2000                 By: --------------------------------

                                           Title: -----------------------------

                                  EXHIBIT 4.11

                                SHOPNOW.COM INC.

                         INTELLECTUAL PROPERTY AGREEMENT

     (Confidentiality, Invention Assignment, Nonraiding and Noncompetition)

     I,  the  undersigned  employee,   agree  as  follows  for  the  benefit  of
SHOPNOW.COM INC., its parents, subsidiaries and affiliates (collectively, "ShopNow.com"):

     1. Confidentiality. I agree that information that is not generally known to the public to which I have been or will be exposed as a result of my being employed by ShopNow.com is confidential information that is and shall remain the exclusive property of ShopNow.com. This includes information developed by me, alone or with others, or entrusted to ShopNow.com by its customers or others. I acknowledge that this confidential information constitutes a valuable asset of ShopNow.com. I will hold ShopNow.com's confidential information in strict confidence, and not disclose or use it except as authorized by ShopNow.com and for ShopNow.com's benefit. If anyone tries to compel me to disclose any of ShopNow.com's confidential information, by subpoena or otherwise, I will immediately notify ShopNow.com so that ShopNow.com may take any actions it deems necessary to protect its interests. My agreements to protect ShopNow.com's confidential information apply both while I am employed by ShopNow.com and after my employment by ShopNow.com ends, regardless of the reason it ends.

     My obligations under the prior paragraph shall end two years after (a) my employment by ShopNow.com ends or (b) I return to ShopNow.com all materials
(including documents and electronic media) that contain any of ShopNow.com's confidential information, whichever occurs later.

     ShopNow.com's confidential information includes, without limitation, information relating to ShopNow.com's trade secrets, research and development, product or service development plans, design specifications, inventions, know-how, software (including source code and object code), policies and procedures, teaching materials, manufacturing, engineering, purchasing, accounting, marketing, sales, customers, customer lists, suppliers, financial status or employees.

     I understand that this agreement does not limit my right to use my own general knowledge and experience, whether or not gained while employed by ShopNow.com, or my right to use information that is or becomes generally known to the public through no fault of my own, but I have the burden in any dispute of showing that information is not ShopNow.com's confidential information.

     I understand it is ShopNow.com's policy not to improperly obtain or use confidential, proprietary or trade secret information that belongs to third parties, including others who have employed or engaged me or who have entrusted confidential information to me. I will not use for ShopNow.com's benefit or disclose to ShopNow.com confidential, proprietary or trade secret information that belongs to others unless I advise ShopNow.com that the information belongs to a third party and both ShopNow.com and the owners of the information consent to the disclosure and use.

     2. Inventions, Copyrights and Patents. ShopNow.com owns all Inventions and Works I make, conceive, develop, discover, reduce to practice or fix in a tangible medium of expression, alone or with others, either (a) during my employment by ShopNow.com (including past employment, and whether or not during working hours), or (b) within one year after my employment ends if the Invention or Work results from any work I performed for ShopNow.com or involves the use or assistance of ShopNow.com's facilities, materials, personnel or confidential information. ShopNow.com also owns all Inventions and Works of mine that I bring to ShopNow.com that are used in the course of ShopNow.com's business or that are incorporated into any Inventions or Works that belong to ShopNow.com.

     I will promptly disclose to ShopNow.com, will hold in trust for ShopNow.com's sole benefit, will assign to ShopNow.com and hereby do assign to ShopNow.com all Inventions and Works described in the prior paragraph, including all copyrights (including renewal rights), patent rights and trade secret rights, vested and contingent. I will waive and hereby do waive any moral rights I have or may have in the Inventions and Works described in the prior paragraph. I agree that all Works I produce within the scope of my employment (which shall include all Works I produce related to ShopNow.com's business, whether or not done during regular working hours) shall be considered "works made for hire" so that ShopNow.com will be considered the author of the Works under the federal copyright laws. At ShopNow.com's direction and expense I will execute all documents and take all actions necessary or convenient for ShopNow.com to document, obtain, maintain or assign its rights to these Inventions and Works. ShopNow.com shall have full control over all applications for patents or other legal protection of these Inventions and Works.

     "Inventions" means discoveries, developments, concepts, ideas, improvements to existing technology, processes, procedures, machines, products, services, teaching methods, compositions of matter, formulas, algorithms, computer programs and techniques, and all other matters ordinarily intended by the word "invention," whether or not patentable or copyrightable. "Inventions" also includes all records and expressions of those matters. "Works" means original works of authorship, including interim work product, modifications and derivative works, and all similar matters, whether or not copyrightable.

     I understand that this agreement does not apply to any Invention or Work of mine for which no equipment, supplies, facilities or trade secret information of ShopNow.com was used and which was developed entirely on my own time, unless (a) the Invention or Work relates directly to ShopNow.com's business or actual or demonstrably anticipated research or development, or (b) the Invention or Work results from any work I performed for ShopNow.com.

     3. ShopNow.com Materials. I will safeguard and return to ShopNow.com when my employment ends, or sooner if ShopNow.com requests, all documents and property in my care, custody or control relating to my employment or ShopNow.com's business, including without limitation any documents that contain ShopNow.com's confidential information.

     4. Nonraiding of Employees. So long as I am employed by ShopNow.com and for eighteen (18) months after my employment ends (twelve (12) months if I did not serve as a manager during my last 12 months of employment), regardless of the reason it ends, I will not directly or indirectly solicit any employee to leave his or her employment with ShopNow.com to provide services for me or anyone else. This includes that I will not (a) disclose to any third party the names, backgrounds or qualifications of any ShopNow.com employees or former employees or otherwise identify them as potential candidates for employment: (b) personally or through any other person approach, recruit or otherwise solicit employees or former employees of ShopNow.com to work for any other employer; or
(c) participate in any pre-employment interviews with any person who was employed by ShopNow.com while I was employed by ShopNow.com. This paragraph shall not restrict the solicitation of any former ShopNow.com employee after the employee has been gone from ShopNow.com for at least six months.

     5. No Disparagement or Interference. I will not disparage ShopNow.com or its business, customers, products or services and will not interfere with ShopNow.com's relationships with its customers, employees, vendors, bankers or others. This applies both while I am employed by ShopNow.com and for twenty-four
(24) months after my employment by ShopNow.com ends, regardless of the reason it ends.

     6. Other Employment  While Employed by ShopNow.com.  While I am employed by
ShopNow.com  I will  not  do  work  that  competes  with  or  relates  to any of
ShopNow.com's products, services or activities without first obtaining ShopNow.com's written permission. Any business opportunities related to ShopNow.com's business that I learn of or obtain while employed by ShopNow.com (whether or not during working hours) belong to ShopNow.com, and I will pursue them only for ShopNow.com's benefit.

     7. Noncompetition After Employment by ShopNow.com Ends. For twelve (12) months after my employment by ShopNow.com ends, provided that I either leave ShopNow.com voluntarily or am terminated by ShopNow.com for cause, I will not, directly or indirectly: (a) sell, market or propose to sell or market products or services that compete or will compete with ShopNow.com's then existing or reasonably anticipated products or services ("Competing Products or Services") in any geographic area where ShopNow.com's products or services are then marketed, (b) design or develop Competing Products or Services, (c) work for or with, or provide services or information to, any person or entity that (i) sells, markets or proposes to sell or market Competing Products or Services in any geographic area where ShopNow.com's products or services are then marketed, or (ii) is designing or developing Competing Products or Services, or (d) solicit, acquire, provide services to, or conduct any competing business from or with any ShopNow.com customer (as defined below) with whom I had substantial contact on ShopNow.com's behalf within twelve (12) months before my employment by ShopNow.com ended.

     For purposes of this paragraph, ShopNow.com's customers shall include those corporations, organizations, facilities, and individuals to whom ShopNow.com was providing products or services, or had proposals outstanding for the provision of products or services, within twelve (12) months before my employment by ShopNow.com ended.

     If I wish to consider a particular employment opportunity that may be prohibited by this paragraph, I understand that I may request a review and written release by ShopNow.com if the potentially competitive situation is determined by ShopNow.com to not represent a significant competitive exposure. I acknowledge that a written release is the only means by which the noncompetition provision in this agreement can be waived. I understand that in cases where this noncompetition provision does not apply, I am still subject to all other obligations I have to ShopNow.com, including my obligations related to ShopNow.com's inventions, copyrights and confidential information.

     8. Disclosure of Other Work. Before I undertake any work for myself or anyone else, during my employment by ShopNow.com or within eighteen (18) months after my employment by ShopNow.com ends (twelve (12) months if I did not serve as a manager during my last 12 months of employment), that will involve subject matter related to ShopNow.com's activities, I will fully disclose the proposed work to ShopNow.com.

     9. Reasonableness of Terms. I acknowledge that the terms of this agreement are reasonably necessary to protect ShopNow.com's legitimate business interests. I acknowledge that if my employment with ShopNow.com ends my experience and capabilities are such that I can obtain employment that does not violate this agreement, and that an injunction to enforce this agreement will not prevent me from earning a reasonable livelihood.

     10. Future Consulting or Employment for ShopNow.com. If my employment relationship with ShopNow.com ends but ShopNow.com employs me again or engages me as a consultant, then this agreement shall apply to my later employment(s) or engagement(s) unless they follow a period of a year or more during which I was neither employed nor engaged by ShopNow.com. If this agreement becomes applicable to a consulting relationship, the references in this agreement to my employment by ShopNow.com shall be treated, as appropriate, as referring to my consulting relationship with ShopNow.com.

     11. No Guarantee of Employment. I understand this agreement is not a guarantee of continued employment. My employment is terminable at any time by ShopNow.com or me, with or without cause or prior notice, unless otherwise provided in a written employment agreement.

     12. No Conflicting Agreements. I am not a party to any agreements, such as confidentiality or noncompetition agreements, that limit my ability to perform my duties for ShopNow.com. I agree to indemnify ShopNow.com and hold ShopNow.com harmless from any legal actions that result from a prior employment agreement.

     13. Miscellaneous. If I breach this agreement it will cause ShopNow.com irreparable harm. If I breach or threaten to breach this agreement, ShopNow.com will be entitled to injunctive or other equitable relief as well as money damages. If I breach this agreement, I will hold in trust for ShopNow.com all income I receive as a result of the violation. I consent to ShopNow.com notifying anyone to whom I may provide services of the existence and terms of this agreement. In any lawsuit arising out of or relating to this agreement or my employment, including without limitation arising from any alleged tort or statutory violation, the prevailing party shall recover their reasonable costs and attorneys fees, including on appeal. This agreement shall be governed by the internal laws of the state of Washington without giving effect to provisions thereof related to choice of laws or conflict of laws. Venue and jurisdiction of any lawsuit involving this agreement or my employment shall exist exclusively in state and federal courts in King County, Washington, unless injunctive relief is sought by ShopNow.com and, in ShopNow.com's judgment, may not be effective unless obtained in some other venue. If any part of this agreement is held to be unenforceable, it shall not affect any other part. If any part of this agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law. My obligations under this agreement supplement and do not limit other obligations I have to ShopNow.com, including without limitation under the law of trade secrets. This agreement shall be enforceable regardless of any claim I may have against ShopNow.com. This agreement shall survive the termination of my employment, however caused. The waiver of any breach of this agreement or failure to enforce any provision of this agreement shall not waive any later breach. This agreement is binding on me, my heirs, executors, personal representatives, successors and assigns, and benefits ShopNow.com and its successors and assigns. This agreement is the final and complete expression of my agreement on these subjects, and may be amended only in a writing signed by ShopNow.com and me.

     DATED this --- day of --------------, 1999.

EMPLOYEE:





------------------------------
Name:

                                  EXHIBIT 4.20

                            FORM OF AFFILIATE LETTER


ShopNow.com Inc.
411 First Avenue South, Suite 200 North
Seattle, WA  98101

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Ubarter.com Inc., a Nevada corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the
Agreement and Plan of Merger dated as of January __ 2000 (the "Agreement"), among ShopNow.com Inc., a Washington corporation ("ShopNow.com"), Shamu Acquisition, Inc., a Washington corporation and a wholly owned subsidiary of ShopNow.com ("Merger Sub") and the Company, the Compan will merge with and into Merger Sub, with Merger Sub being the surviving corporation (the "Merger").

     As a result of the proposed Merger, I will receive shares of common stock, par value $.001 per share, of ShopNow.com (the "ShopNow.com Common Stock") in exchange for shares of the Company's capital stock owned by me.

     I represent, warrant and covenant to ShopNow.com that in the event I receive any shares of ShopNow.com Common Stock as a result of the proposed
Merger:

     1. I shall not make any sale, transfer, or other disposition of the shares of ShopNow.com Common Stock that I may acquire in connection with the Merger in violation of the Securities Act or the Rules and Regulations.

     2. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the shares of ShopNow.com Common Stock, to the extent I felt necessary, with my legal counsel.

     3. I have been advised that the issuance of ShopNow.com Common Stock pursuant to the Merger has been registered under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that, to the extent that I am considered an "affiliate" of the Company at the time the Merger Agreement is submitted for a vote of the shareholders of the Company, any public offering or sale by me of any shares of ShopNow.com Common Stock that I receive pursuant to the Merger will, under current law, require either (i) the further registration under the Securities Act of any shares of ShopNow.com Common Stock to be sold by me, (ii) compliance with Rule 145 under the Securities Act or (iii) the availability of another exemption from such registration under the Securities Act.

     4. I also understand that stop transfer instructions will be given to ShopNow.com's transfer agent with respect to the shares of ShopNow.com Common Stock that will be received by me in the Merger and that there will be placed on the certificates for the ShopNow.com Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND SHOPNOW.COM, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF SHOPNOW.COM, INC."

     It is understood and agreed that ShopNow.com shall remove promptly such stop transfer instructions and legend and will deliver substitute certificates without such legend upon: (i) one year from the date the undersigned acquired the ShopNow.com Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years from the date the undersigned acquired the ShopNow.com Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or
(iii) delivery by me of an opinion of counsel to ShopNow.com, which opinion and counsel shall be reasonably satisfactory to ShopNow.com, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

     For so long as and to the extent necessary to permit me to sell the shares of ShopNow.com Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, ShopNow.com shall use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon request a written statement as to whether ShopNow.com has complied with such reporting requirements during the 12 months preceding any proposed sale of shares of ShopNow.com Common Stock by me under Rule 145. ShopNow.com has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act since the time it became subject to the reporting requirements of the 1934 Act.

                                          Very truly yours,


                                          -----------------------------------
                                          By

                                          -----------------------------------
                                          Name

                                          -----------------------------------
                                          Title


Accepted this --- day of

-----------, 2000 by

SHOPNOW.COM, INC.



By: -----------------------------------

     Name: ----------------------------

     Title: ---------------------------

                                  EXHIBIT 4.21

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of January --, 2000 (the "Voting Agreement"), by
and  between   ShopNow.com  Inc.  ("Parent")  and   ---------------------   (the
"Shareholder").

     WHEREAS, Parent, Shamu Acquisition, Inc. ("Merger Sub"), and Ubarter.com Inc. (the "Company") are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger").

     WHEREAS, this Voting Agreement is required to be executed and delivered by the Shareholder to Parent and Parent would not enter into the Merger Agreement without the execution and delivery of this Voting Agreement;

     WHEREAS, the Shareholder owns the shares of Company Common Stock (the "Common Stock") and the options and/or warrants to purchase shares of Common Stock as identified on Annex I hereto (such shares, together with all shares of Common Stock and capital stock of the Company, if any, subsequently acquired by the Shareholder during the term of this Voting Agreement, being referred to as the "Shares"); and

     WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Shareholder has agreed to enter into and perform his, her or its obligations under this Voting Agreement.

     NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Shareholder and Parent agree as follows:

I.   Agreement to Vote Shares

     The Shareholder shall vote or cause to be voted, or execute a written consent with respect to, the Shares (a) in favor of adoption and approval of the Merger Agreement and all transactions relating thereto or contemplated thereby at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, and (b) against any proposal by a party other than Parent to merge or consolidate with the Company or any subsidiary of the Company or to sell all or substantially all the assets of or any sales of equity interest in the Company or any subsidiary of the Company at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

II.  No Voting Trusts

     The Shareholder agrees that the Shareholder will not, nor will the Shareholder permit any entity under the Shareholder's control to, deposit any Shares in a voting trust or subject the


VOTING AGREEMENT                                                ShopNow.com Inc.

Shares to any agreement, arrangement or understanding with respect to the voting of the Shares inconsistent with this Voting Agreement.

III. Limitation on Sales

     During the term of this Voting Agreement, the Shareholder agrees not to sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares except to Parent.

IV.  Letter of Transmittal

     At the  Effective  Time (as defined in the Merger  Voting  Agreement),  the
Shareholder shall execute and deliver the letter of transmittal sent to Shareholder by the Exchange Agent (as that term is defined in the Merger Agreement) along with a certificate or certificates representing the Shares to Parent or the Exchange Agent.

V.   Waiver of Dissenter's Rights

     The Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger that the Shareholder may have by virtue of the ownership of any outstanding Shares.

VI.  Tax Matters

     (a) The Shareholder shall timely pay all transfer, documentary, sales, use, stamp, registration and other taxes arising from or relating to the transactions contemplated by the Merger Agreement, to the extent they relate specifically to the issuance of shares of Parent Common Stock to Shareholder, and Shareholder shall, at his or its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other taxes.

     (b) The Shareholder shall not take a position on any tax returns inconsistent with the treatment of the Merger for tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, unless compelled by any taxing authority. Neither Parent nor Merger Sub makes any representation or warranty with respect to any tax consequences to the Shareholder arising under the Merger Agreement or as a result of the Merger.

VII. Representations and Warranties of Shareholder

     The Shareholder represents and warrants to Parent as follows:

     A.   Authority; No Approvals; No Conflicts; No Liens

     The Shareholder has the necessary power or capacity (as the case may be) and authority to execute this Voting Agreement, to make the representations, warranties and covenants herein and to perform the obligations hereunder. This Voting Agreement is duly executed and is a legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms.



VOTING AGREEMENT                                                ShopNow.com Inc.

     The execution, delivery and performance of this Voting Agreement by the Shareholder will not (a) constitute a violation (with or without the giving of notice or lapse of time or both) of any provision of any law applicable to the Shareholder, (b) require any consent, approval or authorization of, or notice to, any person, corporation, partnership, domestic or foreign governmental authority or other organization or entity or (c) result in a default under, an acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Shareholder is a party or by which the Shareholder is bound or (d) result in the creation or imposition of any lien on any of the Shares of Company Capital Stock held by the Shareholder.

     B.   Ownership of Shares

     Annex I hereto correctly sets forth, as of the date of this Voting Agreement, the number of shares of Common Stock owned beneficially and of record by the Shareholder and the number of options or warrants to purchase shares of Common Stock held by the Shareholder. The Shareholder owns beneficially and of record the Shares set forth opposite such Shareholder's name on Annex I free and clear of any lien, encumbrance, preemptive right, right of first offer or refusal, or other prior claim, and delivery by the Shareholder to Merger Sub of the certificates representing the Shares at the Closing (as defined in the Merger Agreement) will transfer to Merger Sub good and valid title to the Shares and Merger Sub will acquire record and beneficial ownership of the Shares, free and clear of any lien, encumbrance, preemptive right, right of first offer or refusal, or other prior claim.

     C.   Claims Against the Company

     The Shareholder does not have any past, present or contemplated claims against the Company or any of its officers and directors.

     D.   Hart-Scott-Rodino

     The Shareholder is his, her or its own ultimate parent entity as defined under the rules and regulations promulgated under the Hart-Scott-Rodino
Antitrust Improvement Act of 1976. The Shareholder either (i) is not a $10 million person as defined under the Hart-Scott-Rodino Act or (ii) is a $10 million person but is acquiring the Parent Common Stock solely for the purpose of investment within the meaning of 16 C.F.R. 802.9.

     E.   Accuracy of Representations

     The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement and will be accurate in all respects at all times through the Effective Time.

VIII. Specific Performance

     The Shareholder acknowledges that in the event of any breach of this Voting Agreement by the Shareholder, Parent would be irreparably harmed, no adequate remedy at law or in



VOTING AGREEMENT                                                ShopNow.com Inc.
                                      -3-
damages would exist and damages would be difficult to determine. Accordingly, the Shareholder agrees that injunctive relief or other equitable remedy, in addition to all remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent has an adequate remedy at law. The Shareholder agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the seeking or obtaining of such equitable relief by Parent. In addition to all other rights or remedies to which Parent may be entitled, in the event of a default in the Shareholder's performance of the Shareholder's obligations under this Voting Agreement, the Shareholder shall be liable to Parent for all litigation costs and attorneys' fees incurred by Parent in connection with the enforcement of any of its rights or remedies against the Shareholder.

IX.  Non-Exclusivity

     The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

X.   Term of Voting Agreement; Termination

     The term of this Voting Agreement shall commence on the date hereof and terminate upon the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement), or (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any breach of this Voting Agreement prior to such termination.

XI.  Entire Voting Agreement

     This Voting Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto.

XII. Assignment; Binding Effect

     Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by the Shareholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon the Shareholder and his, her or its heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. This Voting Agreement shall be binding upon any person or entity to whom any Shares are transferred.

XIII. Indemnification

     The Shareholder shall hold harmless and indemnify Parent from and against, and shall compensate and reimburse Parent for, any loss, damage, claim, liability, fee (including reasonable attorneys' fees), demand, cost or expense (regardless of whether or not such loss,



VOTING AGREEMENT                                                ShopNow.com Inc.
                                      -4-
damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent, or to which Parent becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, any inaccuracy in or breach of any representation, warranty, covenant or obligation of the Shareholder contained in this Voting Agreement.

XIV. Expenses

     All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

XV.  Notices

     Any notice or other communication required or permitted to be delivered to Parent or the Shareholder under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation obtained) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other party):

     If to the Shareholder:

          At the address or facsimile number set forth on the signature page.

     With a copy to:

          If to Parent:

                  ShopNow.com Inc.
                  411 First Avenue South, suite 200 North
                  Seattle, WA  98101
                  Fax: (206) 223-2324
                  Attention: Alan D. Koslow

          With a copy to:

                  Perkins Coie LLP
                  1201 Third Avenue, 48th Floor
                  Seattle, WA 98101-3099
                  Attention:  Edmund Belsheim
                  Fax:  (206) 583-8500




VOTING AGREEMENT                                                ShopNow.com Inc.
                                      -5-

XVI. Miscellaneous

     A.   Termination of Rights

     Effective upon, and subject to the consummation of, the Merger, any past, present or future rights that the Shareholder may have pursuant to any agreement, contract or understanding relating to corporate governance, registration rights, rights of first refusal or first offer and similar rights shall terminate.

     B.   Severability

     If any provision of this Voting Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of this Voting Agreement shall not be affected.

     C.   Capacity

     The covenants contained herein shall apply to the Shareholder solely in his or her capacity as a shareholder of the Company, and no covenant contained herein shall apply to the Shareholder in his or her capacity as an officer and/or director of the Company.

     D.   Counterparts

     This Voting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     E.   Headings

     All Section headings herein are for convenience of reference only and are not part of this Voting Agreement, and no construction or reference shall be derived therefrom.

     F.   Choice of Law

     This Voting Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Washington, without reference to its conflicts of law principles.

     G.   WAIVER OF JURY TRIAL

     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS VOTING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.



VOTING AGREEMENT                                                ShopNow.com Inc.
                                      -6-

     H.   Amendment or Modification

     This Voting Agreement may be amended, modified and supplemented only by written agreement of all parties.















VOTING AGREEMENT                                                ShopNow.com Inc.
                                      -7-

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Voting Agreement as of the date first written above.

                                      SHAREHOLDER

                                      -----------------------------------------

                                      By:

                                      Address: --------------------------------

                                               --------------------------------

                                      Fax:


                                      SHOPNOW.COM INC.


                                      -----------------------------------------

                                      NAME: -----------------------------------

                                      TITLE:-----------------------------------








VOTING AGREEMENT                                                ShopNow.com Inc.
                                      -8-

                                     ANNEX I


                                          Number of Shares     Options/Warrants
                                          of Common Stock     to Purchase Shares
Name of Shareholder  State of Residency       Owned            of Common Stock d
-------------------  ------------------       -----            -----------------











VOTING AGREEMENT                                                ShopNow.com Inc.
                                      -9-

                                 SPOUSAL CONSENT

     I am the spouse of the Shareholder named in the Voting Agreement. I understand that I may consult independent legal counsel as to the effect of this Voting Agreement and the consequences of my execution of this Voting Agreement and, to the extent I felt it necessary, I have discussed such matters with legal counsel. I hereby confirm this Voting Agreement and agree that it shall bind my interest in the Shares, if any.





------------------------------
Shareholder's Spouse's Name












VOTING AGREEMENT                                                ShopNow.com Inc.
                                      -10-

                                 EXHIBIT 4.24A

                                     FORM OF

                              EMPLOYMENT AGREEMENT

                                     between

                                SHOPNOW.COM INC.

                                       and

                                 LIAD Y. MEIDAR

                         Dated as of -----------, 2000


--------------------------------------------------------------------------------

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement"), dated as of -----------, 2000, is made between ShopNow.com Inc., a Washington corporation ("Employer"), and Liad Y. Meidar ("Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, Employer, Shamu Acquisition, Inc., a Washington Corporation
(the "Merger Sub"), and Ubarter.com Inc., a Nevada corporation (the "Company"), and certain principal shareholders of the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company will merge with and into Merger Sub, with Merger Sub being the surviving corporation (the "Merger");

     WHEREAS, Employer desires to retain the services of Employee upon the terms and conditions set forth herein;

     WHEREAS, Employee is willing to provide services to Employer upon the terms and conditions set forth herein; and

     WHEREAS, the execution of this Agreement by the parties hereto is a condition to the effectiveness of the Merger.

                              A G R E E M E N T S:
                              - - - - - - - - - -

     NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.   EMPLOYMENT

     Employer shall employ Employee and Employee shall accept employment by Employer as a Senior Vice President of Employer. Employee shall report directly to an Executive Vice President of Employer.

2.   ATTENTION AND EFFORT

     Employee shall devote all of his entire productive time, ability, attention and effort to Employer's business and shall skillfully serve its interests during the term of this Agreement; provided, however, that Employee may devote reasonable periods of time to (a) engaging in personal investment activities,
(b) serving in an advisory


--------------------------------------------------------------------------------
capacity and/or on the Board of Directors of other corporations, if such service would not otherwise be prohibited by the Inventions Agreement (as defined below) and (c) engaging in charitable or community service activities, so long as none of the foregoing additional activities materially interfere with Employee's duties under this Agreement.

3.   TERM

     Employee's employment by Employer will be "at will," and either Employee or Employer may terminate the employment relationship at any time with or without Cause or Good Reason (each as defined in Section 8 hereof). Unless earlier terminated pursuant to Section 7, the term of this Agreement shall commence on the date hereof and terminate one year from the date hereof.

4.   COMPENSATION

     During the term of this Agreement, Employer agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

     4.1  Base Salary

     Employee's compensation shall consist of an annual base salary of One Hundred Twenty-Five Dollars ($125,000) before all customary payroll deductions. Such annual base salary shall be paid in substantially equal installments and at the same intervals as other employees of Employer are paid. The Board of Directors or Chief Executive Officer of Employer shall determine any increases in the amount of the annual base salary in future years.

     4.2  Bonus

     Employee shall be eligible to receive bonuses according to the standard terms and consistent with the practices by which bonuses payable to other executives of Employer are determined.

     4.3  Stock Options

     Employee shall be granted options to purchase 250,000 shares of Employer's common stock at an exercise price of $15.58 per share pursuant to Employer's 1999 Nonofficer Employee Stock Option Plan, or any successor plan that may be adopted by Employer (the "Options"). Subject to Section 8, one-third of such options shall vest on the one-year anniversary of the Closing (as defined in the Merger Agreement), with the remaining balance of such options vesting on a quarterly basis over the



--------------------------------------------------------------------------------
remaining two-year period. Such option grant shall be subject to the execution by Employee of a stock option letter agreement, which shall be in the form of Employer's standard stock option agreement except that it shall contain a provision whereby all options shall automatically and fully vest upon the termination of Employee by Employer without Cause (as defined below) or if Employee terminates employment for Good Reason (as defined below).

     4.4  Expenses

     Employer shall reimburse Employee for reasonable business expenses incurred on behalf of Employer upon presentation of appropriate receipts in accordance with Employer's written policies with respect thereto.

     4.4  Withholding

     Employer may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

5.   INVENTIONS AGREEMENT

     Concurrent herewith, Employee shall execute and deliver to Employer the Employer's standard form of Intellectual Property Agreement (Confidentiality, Invention Assignment, Nonraiding and Noncompetition), substantially in the form attached hereto as Exhibit A (the "Inventions Agreement.")

6.   BENEFITS

     During the Term of this Agreement, Employee shall be entitled to participate on a basis no less favorable than other employees of Employer in similar position and authority, subject to and in accordance with applicable eligibility requirements, in fringe benefit programs made available to similarly situated employees of Employer, as those programs may currently exist or be modified from time to time. Employee shall be entitled to annual paid vacation accruing at the rate of four weeks per year of employment and otherwise consistent with Employer's existing vacation policy, and as amended from time to time; provided, however, that Employee shall not be entitled to take more than two consecutive weeks of vacation, nor more than two weeks of vacation in any three month period.

7    TERMINATION

     Employment of Employee pursuant to this Agreement may be terminated as follows, but in any case, the provisions of section 7 hereof and Section 8.1(b) shall



--------------------------------------------------------------------------------
                                      -3-
survive the termination of this Agreement and the termination of Employee's employment hereunder:

     7.1  By Employer

     With or without Cause, Employer may terminate the employment of Employee at any time during the term of employment upon giving Notice of Termination (as defined below).

     7.2  By Employee

     Employee may terminate his employment at any time, for any reason, upon giving Notice of Termination.

     7.3  Automatic Termination

     This Agreement and Employee's employment hereunder shall terminate automatically upon the death or total disability of Employee. The term "total disability" as used herein shall mean Employee's inability to perform the duties set forth in section 1 hereof for a period or periods aggregating 120 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Employee's control, unless Employee is granted a leave of absence by the Board of Directors of Employer. Employee and Employer hereby acknowledge that Employee's ability to perform the duties specified in section 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Employee's death occurs or (b) immediately upon a determination by the Board of Directors of Employer of Employee's total disability, as defined herein.

     7.4  Notice

     The term "Notice of Termination" shall mean at least 5 days' written notice of termination of Employee's employment, during which period Employee's employment and performance of services shall continue; provided, however, that Employer may, upon notice to Employee and without reducing Employee's compensation during such period, excuse Employee from any or all of his duties during such period. The effective date of the termination of Employee's employment hereunder shall be the date on which such 5-day period expires.



--------------------------------------------------------------------------------

8.   TERMINATION PAYMENTS

     In the event of termination of the employment of Employee, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 8:

     8.1  Termination by Employer

     (a) If Employer terminates Employee's employment with or without Cause, Employee shall be entitled to receive any unpaid annual base salary and fringe benefits which have accrued for services already performed as of the date termination of Employee's employment becomes effective.

     (b) If Employer terminates Employee's employment without Cause, then the Options to which Employee is entitled to receive pursuant to Section 4.3 shall automatically and fully vest.

     8.2  Termination by Employee

     In the case of the termination of Employee's employment by Employee other than for Good Reason, Employee shall not be entitled to any payments or benefits hereunder, other than those set forth in section 8.1(a) hereof. In the case of termination of Employee's employment by Employee for Good Reason, Employee shall be entitled to all payments and benefits set forth in Sections 8.1(a) and (b).

     8.3  Termination Because of Death or Total Disability

     In the event of a termination of Employee's employment because of his death or total disability, Employee or his personal representative shall receive the payments and benefits set forth in section 8.1(a).

     8.4  Payment Schedule

     All payments under this section 8 shall be made to Employee at the same interval as payments of salary were made to Employee immediately prior to termination.

     8.5  Good Reason

     "Good Reason" means without Employee's express written consent:

          (a) a change in the Employee's status, title, position or responsibilities (including reporting responsibilities) that represents a substantial reduction in the status, title, position or responsibilities as in effect




--------------------------------------------------------------------------------
     immediately prior thereto; or any removal of the Employee from or failure to reappoint or reelect the Employee to any of such positions, except in connection with the termination of the Employee's employment for Cause, as a result of his or her total disability or death, or by the Employee other than for Good Reason;

          (b) a material reduction in the Employee's annual base salary;

          (c) failure by the Employer to timely pay, or reduction by the Employer of, Employee's benefits under Section 6 of this Agreement;

          (d) the breach of any material provision of this Agreement by the Employer, including, without limitation, failure by the Employer to cause any successor to the Employer to expressly agree to and assume the terms and provisions of this Agreement.

     8.6  Cause

     Wherever reference is made in this Agreement to termination being with or without Cause, the term "Cause" shall mean (i) any act of fraud or embezzlement by Employee; (ii) any breach by Employee of the Inventions Agreement entered into with Employer; (iii) the conviction of Employee of a misdemeanor or felony involving an act of dishonesty, moral turpitude, deceit or fraud; (iv) current use by Employee of illegal substances, (v) any act of deception, fraud, misrepresentation or dishonesty by Employee, (vi) any material misconduct by Employee in connection with his or her responsibilities as an employee or otherwise which materially impairs Employer's business, good will or reputation or which materially compromises Employee's ability to represent Employer with the public; (vii) Employee's willful and material failure to perform his or her lawful duties as an employee of Employer as determined by one or more senior executives of Employer in good faith and the failure to "cure" such misconduct within a period of five days following Employee's receipt of written notice of such misconduct; or (viii) any other material violation of any provision of this Agreement.

9.   REPRESENTATIONS AND WARRANTIES

     In order to induce Employer to enter into this Agreement, Employee represents and warrants to Employer as follows:

     9.1  No Violation of Other Agreements

     Neither the execution nor the performance of this Agreement by Employee will violate or conflict in any way with any other agreement by which Employee may be



--------------------------------------------------------------------------------
bound, or with any other duties imposed upon Employee by corporate or other statutory or common law.

     9.2  Patents, Etc.

     Employee has prepared and attached hereto as Schedule 1 a list of all inventions, patent applications and patents made or conceived by Employee prior to the date hereof which are subject to prior agreement or which Employee desires to exclude from the Inventions Agreement, or, if no such list is attached, Employee hereby represents and warrants to Employer that there are no such inventions, patent applications or patents.

10.  NOTICE AND CURE OF BREACH; BOARD OF DIRECTORS

     Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least 5 days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the 5-day period.

11.  FORM OF NOTICE

     All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

         If to Employee:              Liad Y. Meidar
                                      2440 Western Avenue, 804
                                      Seattle, WA 98121Fax: 206/443-1760

         Copy to:                     Lasher, Holzapfel, Sperry & Ebberson PLLC
                                      2600 Two Union Square
                                      601 Union Street
                                      Seattle, WA  98101
                                      Fax: 206/340-2563
                                      Attention: George S. Holzapfel

         If to Employer:              ShopNow.Com Inc.
                                      411 First Avenue South, Suite 200 North





--------------------------------------------------------------------------------
                                      -7-

                                      Seattle, Washington  98104
                                      Fax: (206) 223-2324
                                      Attention: Alan D. Koslow

         Copy to:                     Perkins Coie LLP
                                      1201 Third Avenue, 48th Floor
                                      Seattle, Washington  98101-3099
                                      Attn:  Edmund O. Belsheim, Jr.

If notice is mailed, such notice shall be effective upon mailing, or, if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

12.  ASSIGNMENT

     This Agreement is personal to Employee and shall not be assignable by Employee. Employer may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Employer is a party or (b) any corporation, partnership, association or other person to which Employer may transfer all or substantially all of the assets and business of Employer existing at such time. All the terms and provisions of this Agreement shall be binding on and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

13.  WAIVERS

     No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

14.  ARBITRATION

     Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by Employer and Employee or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the




--------------------------------------------------------------------------------
arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

15.  AMENDMENTS IN WRITING

     No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Employee.

16.  APPLICABLE LAW

     This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

17.  SEVERABILITY

     If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

18.  HEADINGS

     All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.




--------------------------------------------------------------------------------

19.  COUNTERPARTS

     This Agreement,  and any amendment or modification entered into pursuant to section 15 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

20.  ENTIRE AGREEMENT

     This Agreement, the Merger Agreement and the Operative Documents (as defined in the Merger Agreement) and the Inventions Agreement, on and as of the date hereof, constitute the entire agreement between Employer and Employee with respect to the subject matter hereof, and all prior or contemporaneous oral or written communications, understandings or agreements between Employer and Employee with respect to such subject matter are hereby superseded and nullified in their entireties.

     IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                                      EMPLOYEE:

                                      -----------------------------------------
                                      Liad Y. Meidar


                                      EMPLOYER:

                                      SHOPNOW.COM INC.


                                      By --------------------------------------

                                      Name: -----------------------------------

                                      Title: ----------------------------------






--------------------------------------------------------------------------------

                                   SCHEDULE 1

     1. A provisional patent application filed October 12, 1999 for a system which recommends web sites that would be of interest to the user based on a complex pattern matching algorithm which takes into account the past navigating behavior of the user and that of others with a similar background who have demonstrated interests in the same concepts and future improvements thereto.

     2. A provisional patent application filed on November 15, 1999 for an alternative payments system and future improvements thereto.














--------------------------------------------------------------------------------
                                       -11

                                 EXHIBIT 4.24B

                                   ShopNow.com

                         Independent Services Agreement

                              (Limited Engagement)

     This Agreement dated as of -----------, 2000, is made by ShopNow.com (the "Company") and Steven White ("Contractor"). The Company and Contractor agree as follows:

1.   Services

     Contractor will provide consulting services to the Company on an as needed basis as mutually agreed upon from time to time by the parties (the "Services").

2.   Performance

     Contractor shall perform the Services in a prompt and efficient manner in accordance with the terms and conditions set forth in this Agreement. Contractor shall comply with all applicable laws, regulations and other requirements of any applicable governmental authority in Contractor's performance of the Services. Upon request, Contractor shall furnish the Company with written progress reports regarding the status of the Services being performed. Contractor shall not delegate or subcontract performance of the Services to any other person or entity without the Company's prior written consent.

3.   Compensation

     The Company shall pay Contractor $5,000 per month, provided that Contractor work at least 100 hours per month, a portion of which (to be determined by mutual agreement between Contractor and the Company) shall be in the Company's Seattle offices.

     The Company shall remit compensation owed to Contractor upon submission of a reasonably detailed invoice, describing the hours worked and the Services performed.

4.   Noncompetition and Confidentiality

     (a) Contractor and the Company agree that the Services to be performed by Contractor have a unique value to the Company and, if used in competition with the Company, could cause serious and irreparable harm to the Company. Contractor will likely develop goodwill for the Company through personal contact with customers, suppliers, strategic partners or others who have business relationships with the Company. This goodwill, which is a proprietary asset of the Company, may follow Contractor after his or her engagement with the Company terminates. Accordingly, Contractor agrees that, for a period of nine (9) months following termination of his or her engagement with the Company for any reason, Contractor will not, without securing the prior written permission of the Company, directly or indirectly:

          (1) be employed by, act as an agent for, or consult with or otherwise perform Services for a Competitor (as defined below);

          (2) own any equity interest in, manage or participate in the management (as an officer, director, partner, member or otherwise) of, or be connected in any other manner with, a Competitor (except that this shall not restrict Contractor from owning less than one percent (1%) of the equity interests of any publicly held entity); or

          (3) induce, attempt to induce or assist others to induce any employee, officer, director, agent, independent contractor, consultant, customer, strategic partner, licensor, licensee, supplier or other service provider of the Company to terminate a relationship with, cease providing services or products to, or purchasing products or services from, the Company.

     For purposes of this Agreement, a "Competitor" means any individual or entity that is directly or indirectly engaged, or is preparing to engage, in any business which is competitive with any business in which the Company is engaged, or is preparing to engage, at the time Contractor's engagement with the Company terminates. Contractor agrees that the duration of the restrictions in this paragraph shall be extended by the duration of any period during which Contractor is in violation of the restrictions.

     (b) Contractor acknowledges that, due to the nature of the business of the Company, there is no geographical limitation on the restrictions in the preceding paragraph. the Company and Contractor agree and stipulate that, in light of all of the facts and circumstances relating to the relationship that exists and is expected to exist between the Company and Contractor, these restrictions (including but not limited to the scope of the restricted activities and the duration and lack of geographic extent of the restrictions) are fair and reasonably necessary for the protection of the goodwill and other protectable interests of the Company. If a court of competent jurisdiction should decline to enforce any of these restrictions, Shopnow.com and Contractor agree that the restrictions shall be deemed to be reformed to restrict Contractor's ability to compete with Shopnow.com to the maximum extent, in time, scope of activities, and geography, that the court shall find enforceable.

     (d) Contractor shall keep confidential and not disclose, without the Company's prior written consent, any information received or otherwise learned from the Company including, without limitation, information regarding the Services or the Company's finances, plans, marketing, customers, vendors, products, technology, research and know how (collectively, the "Confidential Information"). Contractor will use the Confidential Information solely for the performance of the Services. Upon the Company's request or in any event upon completion of the Services, Contractor will return to the Company all notes, data, documents, media and other items containing, or relating in any way to the Confidential Information and any copies in Contractor's possession or control.

5.   Ownership

     5.1 All materials accumulated, authored, developed or first reduced to practice by Contractor in performance of the Services (collectively the "Results"), together with all proprietary rights associated with ownership of the Results, shall be the exclusive property of the Company and shall be promptly disclosed and furnished to the Company by Contractor. The Company and Contractor expressly agree that the Results are part of a collective work and, to the extent legally permissible, constitute "work made for hire"; and that the Company shall be considered the "author" of the Results for purposes of 17 USC. ss.ss. 101 and 201 and the other applicable copyright laws. If any Result is not part of a collective work or otherwise does not constitute "work made for hire," Contractor irrevocably assigns to the Company, without separate compensation, all right, title and interest in and to such Result together with all associated United States and foreign patent, copyright, trade secret and other proprietary rights including the rights of registrations and renewal.

     5.2 Contractor shall take, at the Company's expense, all actions during or after the performance of the Services reasonably requested by the Company for the implementation of this Section 5 or to evidence, perfect or protect the Company's ownership of the Results and associated proprietary rights (including the execution, acknowledgment and delivery of instruments of conveyance, patent, copyright, trademark or other proprietary right registration applications or other documents).

6.   Termination

     Either party may terminate the Services at any time, with or without cause, by providing 30 days prior written notice of termination to the other party.. Except for termination by the Company as a result of Contractor's breach of this Agreement, upon termination the Company shall pay Contractor at the agreed rate for the Services performed prior to such termination in complete satisfaction of the Company's obligations under this Agreement. Contractor shall deliver to the Company the Results in their then current condition. This Agreement shall survive the completion of any work performed and/or the termination of the Services under this Agreement.

7.   Third Party Intellectual Property

     Contractor will not disclose to the Company or use in performance of the Services any trade secrets, inventions, works of authorship or other intellectual property of a third party which Contractor is not lawfully entitled to disclose or use. Contractor agrees to indemnify and hold harmless the Company from and against any and all claims, losses, costs, liabilities, damages and expenses (including, but not limited to, reasonable attorneys' fees) arising out of or in connection with any breach by Contractor of this Section.

8.   Independent Contractor

     Contractor shall be and act as an independent contractor (and not as an employee, agent or representative of the Company) in the performance of the Services for the Company. Contractor shall: (a) not be entitled to any worker's compensation, pension, retirement, insurance or other benefits afforded to employees of the Company; (b) provide for all federal income tax and other withholding relating to Contractor's compensation; (c) pay all social security, unemployment and other employer taxes relating to Contractor's employment or compensation; (d) provide all worker's compensation and other insurance relating to Contractor's employment; and (e) perform all reporting, recordkeeping, administrative and similar functions relating to Contractor's employment or compensation. Upon request, Contractor shall provide the Company evidence of compliance with the foregoing. Contractor shall not be entitled to, and shall not attempt to, create or assume any obligation, express or implied, on behalf of the Company. This Agreement shall not be construed as creating an association, joint venture, partnership or franchise relationship between the parties.

9.   Injunctive Relief; Costs

     Contractor acknowledges that any breach by Contractor of Section 2, 4, 5, 8, 10 or 11 of this Agreement will cause irreparable injury to the Company for which financial recovery would be incomplete. In the event of such breach, the Company shall be entitled to injunctive relief or other equitable remedy. The rights and remedies of the Company under this Section are in addition to all other remedies.

     Further, in any legal action or proceeding in connection with this Agreement (e.g., to recover damages or other relief), the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs incurred.

10.  Assignment

     Contractor shall not assign all or any part of this Agreement or any work performed, by operation of law or otherwise, without the prior written consent of the Company.

11.  Governing Law; Jurisdiction; Venue

     This Agreement will be governed by the laws of the state of Washington without regard to principles of conflicts of law. Contractor irrevocably consents to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement. Contractor will not bring any action relating to this Agreement in any other court.

12.  Entire Agreement

     This Agreement constitutes the entire agreement, and supersedes all prior agreements of the Company and Contractor, relating to the Services.

ShopNow.com Inc.                            Steven White

By:                                         By:
    --------------------------                   -----------------------------
Its:                                        Its:
    --------------------------                   -----------------------------

                                 EXHIBIT 4.25A

                                Lock-Up Agreement

     This Lock-Up Agreement (this "Agreement") is dated as of ----------,  2000,
between  ShopNow.com  Inc.,  a  Washington  corporation   ("ShopNow.com"),   and
-------------- (the "Shareholder").

                                    Recitals

     WHEREAS, ShopNow.com, Shamu Acquisition, Inc. ("Merger Sub") and Ubarter.com Inc (the "Company") entered into an Agreement and Plan of Merger, dated January __, 2000, (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger").

     WHEREAS, this Agreement is required to be executed and delivered by Shareholder to ShopNow.com and ShopNow.com would not enter into the Merger Agreement without the execution and delivery of this Agreement;

     WHEREAS, as a result of the Merger, ShopNow.com will issue to Shareholder ------ shares of common stock of ShopNow.com ("ShopNow.com Common Stock") in exchange for all the shares of common stock of the Company held by Shareholder (such shares of ShopNow.com Common Stock, as adjusted for stock splits, consolidations and the like, being referred to as the "Shares"); and

     WHEREAS, in order to induce ShopNow.com to enter into the Merger Agreement, the Shareholder has agreed to enter into and perform his, her or its obligations under this Agreement.

     NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Shareholder and ShopNow.com agree as follows:

1.   Restriction on Sale of Shares

     Shareholder shall not directly or indirectly sell, convey, pledge, offer or otherwise transfer or dispose of, voluntarily or involuntarily, any of the Shares held by Shareholder until after the six-month anniversary of the Effective Date (as that term is defined in the Merger Agreement). After the six-month anniversary of the Effective Date, 50% of the Shares shall be free from the transfer restrictions of this Section 1 and may be transferred by Shareholder to the extent permitted by applicable law, and the balance of such Shares shall remain subject to the transfer restrictions of this

Section. After the one year anniversary of the Effective Date, the balance of the Shares shall be free from the transfer restrictions of this Section 1 and may be transferred to the extent permitted by applicable law. The share certificates representing the Shares shall bear legends indicating that such Shares are subject to the provisions of this Agreement. Such legends shall only be removed after such provisions have expired. The foregoing legends shall be removed by ShopNow.com as promptly as practicable after receipt of notice from Shareholder that the foregoing restriction periods have expired. Shareholder agrees and consents to the entry of stop transfer instructions with ShopNow.com's transfer agent against the transfer of Shares subject to the transfer restrictions of this Section 1.

2.   Sales of up to $1 Million

     Notwithstanding the restrictions on transfer set forth in Section 1, during the period between the Effective Date and the one-year anniversary of the Effective Date, Shareholder shall be entitled to transfer that number of Shares having an aggregate gross sales price (as measured at the time of the sale) of not more than $1 million (the "De Minimus Exception"). Such transfers shall only be made only through unsolicited brokers' transactions and to the extent permitted by applicable law. In event a portion of the Shares are not subject to the restrictions on transfer set forth in Section 1, then Shareholder shall first be required to sell Shares not subject to transfer restrictions in calculating the $1 million De Minimus Exception.

3.   General Provisions

     3.1  Governing Law

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed entirely in such State, without reference to any rules governing conflict of laws.

     3.2  Headings

     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     3.3  Counterparts

     This Agreement may be executed and delivered (including by facsimile transmission) in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.


                                         SHOPNOW.COM INC.:



                                         ---------------------------------------
                                         By:

                                         Title:


                                         SHAREHOLDER:



                                         ---------------------------------------
                                         Name:

                                 EXHIBIT 4.25B

                                Lock-Up Agreement

     This Lock-Up Agreement (this "Agreement") is dated as of -------, 2000, between ShopNow.com Inc., a Washington corporation ("ShopNow.com"), and New Horizons L.P. (the "Shareholder").

                                    Recitals

     WHEREAS, ShopNow.com, Shamu Acquisition, Inc. ("Merger Sub") and Ubarter.com Inc (the "Company") entered into an Agreement and Plan of Merger, dated January __, 2000, (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger").

     WHEREAS, this Agreement is required to be executed and delivered by Shareholder to ShopNow.com and ShopNow.com would not enter into the Merger Agreement without the execution and delivery of this Agreement;

     WHEREAS, as a result of the Merger, ShopNow.com will issue to Shareholder ------ shares of common stock of ShopNow.com ("ShopNow.com Common Stock") in exchange for all the shares of common stock of the Company held by Shareholder (such shares of ShopNow.com Common Stock being referred to as the "Shares"); and

     WHEREAS, in order to induce ShopNow.com to enter into the Merger Agreement, the Shareholder has agreed to enter into and perform his, her or its obligations under this Agreement.

     NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Shareholder and ShopNow.com agree as follows:

1.   Restriction on Sale of Shares

     Until after the date that is 180 days after the Effective Date (as that term is defined in the Merger Agreement), Shareholder shall not directly or indirectly sell, convey, pledge, offer or otherwise transfer or dispose of, voluntarily or involuntarily, in any 30 day period that number of Shares equal to more than 10% of the Shares issued to Shareholder in the Merger (as adjusted for stock splits, consolidations and the like). After the date that is 180 days after the Effective Date, the Shares shall be free from the transfer restrictions of this Section 1 and may be transferred to the extent permitted by applicable law. The share certificates representing the Shares shall bear legends indicating that such Shares are subject to the provisions of this Agreement. Such legends shall only be removed after such provisions have expired. The foregoing legends shall be removed by ShopNow.com as promptly as practicable after receipt of notice from Shareholder that the foregoing restriction period has expired. Shareholder agrees and consents to the entry of stop transfer instructions with ShopNow.com's transfer agent against the transfer of Shares subject to the transfer restrictions of this Section 1.

2.   General Provisions

     2.1  Governing Law

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed entirely in such State, without reference to any rules governing conflict of laws.

     2.2  Headings

     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     2.3  Counterparts

     This Agreement may be executed and delivered (including by facsimile transmission) in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one agreement.

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

                                         SHOPNOW.COM INC.:



                                         ---------------------------------------
                                         By:

                                         Title:


                                         NEW HORIZONS L.P.:



                                         ---------------------------------------
                                         Name:
                                         Title:

                                  EXHIBIT 5.8

                 OPINION OF COUNSEL TO SHOPNOW.COM AND PURCHASER

     Based upon the examinations, assumptions, qualifications and exceptions stated herein, we are of the opinion that:

     1. ShopNow.com is a corporation validly existing and in good standing under the Washington Business Corporation Act (the "WBCA").

     2. Purchaser is a corporation validly existing and in good standing under the WBCA. All of the issued and outstanding shares of capital stock of Purchaser are owned of record by ShopNow.com.

     3. Each of ShopNow.com and Purchaser has the corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement. The Merger Agreement have been duly authorized, executed and delivered by
ShopNow.com. The Merger Agreement have been duly authorized, executed and delivered by Purchaser.

     4. The Merger Agreement is a legal, valid and binding obligation of ShopNow.com, enforceable against ShopNow.com in accordance with its terms. The Merger Agreement is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

     5. The execution and delivery by ShopNow.com of the Merger Agreement, the performance by ShopNow.com of its obligations thereunder and the consummation of the Merger will not (a) constitute a violation of any federal or Washington state statute, regulation or rule having the force of law, or any provision of the WBCA, (b) to our knowledge, require any material authorization or any material consent or approval of any domestic governmental or regulatory authority that has not been obtained, other than compliance with applicable securities laws, the filing of the Agreement of Merger with the Washington Secretary of State and the filing of the Articles of Merger with the Nevada Secretary of State, or (c) violate the Restated Articles of Incorporation or Bylaws of ShopNow.com.

     6. The execution and delivery by Purchaser of the Merger Agreement, the performance by Purchaser of its obligations thereunder and the consummation of the Merger will not (a) constitute a violation of any federal or Washington state statute, regulation or rule having the force of law, or any provision of the WBCA, (b) to our knowledge, require any material authorization or any material consent or approval of

February 7, 2000
Page 2




any domestic governmental or regulatory authority that has not been obtained, other than compliance with applicable securities laws, the filing of the Agreement of Merger with the Washington Secretary of State and the filing of the Articles of Merger with the Nevada Secretary of State, or (c) violate the Articles of Incorporation or Bylaws of Purchaser.

     7. The shares of ShopNow.com's Common Stock to be issued pursuant to the Merger Agreement have been duly authorized for issuance, and such shares, when issued and delivered to the shareholders of the Company in accordance with the terms of the Merger Agreement, shall be validly issued, fully paid and nonassessable.

     8. To our knowledge, there is no legal or governmental proceeding pending or threatened to which ShopNow.com or Purchaser is a party which we believe is likely to have a material adverse effect on the ability of ShopNow.com or Purchaser to consummate the transactions contemplated by the Merger Agreement.

     9. Subject to the filing of the Articles of Merger with the Nevada Secretary of State and the Agreement of Merger with the Washington Secretary of State, the Merger shall become effective under the WBCA on the date and at the time set forth in the Agreement of Merger.

     10. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act.